UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

INTELLIA THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INTELLIA THERAPEUTICS, INC.

40 Erie Street, Suite 130
Cambridge, Massachusetts 02139

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 11, 2025

You are invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Intellia Therapeutics, Inc. (the “Company”), which will be held online on Wednesday, June 11, 2025 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/NTLA2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting.

Stockholders of record at the close of business on April 14, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is the following:

1.
Election of three class III directors to our board of directors, each to serve until the 2028 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;
2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
Approval, on a non-binding advisory basis, of the compensation of our named executive officers;
4.
Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers;
5.
Approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan; and
6.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote:

•
“FOR” the election of each of the three nominees for class III directors;
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•
“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement;
•
For every “1 YEAR” on the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers; and
•
“FOR” the approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan.

The Company is following the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). We are mailing the Notice on or about April 30, 2025, and it contains instructions on how to access both the 2024 Annual Report and accompanying proxy statement (the “Proxy Materials”) over the Internet. This method provides our stockholders with expedited access to Proxy Materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a paper copy of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Whether or not you expect to attend the Annual Meeting online, we encourage you to read the accompanying proxy statement and vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting on the Internet as described in the instructions included in the Notice, by telephone by calling 1-800-690-6903 and following the recorded instructions or, if you requested and received a paper copy of the Proxy Materials, by signing, dating and returning the enclosed proxy card. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided in the Notice. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ John M. Leonard
John M. Leonard, M.D. President and Chief Executive Officer

Cambridge, Massachusetts
April 30, 2025

Forward-looking Information

This proxy statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance and involve substantial risks and uncertainty. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the risks and uncertainties inherent in our statements regarding:

•
Our ability to complete enrollment in our HAELO clinical trial of NTLA-2002 for the treatment of hereditary angioedema (“HAE”), file a biologics license application (“BLA”) for NTLA-2002, and successfully launch NTLA-2002 for HAE as our first commercial product.
•
Our ability to successfully report top line data from our MAGNITUDE-2 clinical trial of nexiguran ziclumeran (“nex-z”) for the treatment of hereditary transthyretin amyloidosis with polyneuropathy (“ATTRv-PN”).
•
Our ability to complete enrollment in our MAGNITUDE clinical trial of nex-z for the treatment of transthyretin amyloidosis with cardiomyopathy (“ATTR-CM”).
•
Other risks and uncertainties, including those listed under the caption “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

All of our express or implied forward-looking statements are as of the date of this proxy statement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in our most recent Annual Report on Form 10-K or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this proxy statement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this proxy statement that modify or impact any of the forward-looking statements contained in this proxy statement will be deemed to modify or supersede such statements in this proxy statement.

Table of Contents

Page

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1 – ELECTION OF THREE CLASS III DIRECTORS	5
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INTELLIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	13
PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	14
PROPOSAL NO. 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	15
PROPOSAL NO. 5 – APPROVAL OF THE INTELLIA THERAPEUTICS, INC. 2025 EQUITY INCENTIVE PLAN	16
TRANSACTION OF OTHER BUSINESS	23
CORPORATE GOVERNANCE	24
COMPENSATION DISCUSSION AND ANALYSIS	33
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	45
REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE	59
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	60
PRINCIPAL STOCKHOLDERS	61
REPORT OF THE AUDIT COMMITTEE	63
HOUSEHOLDING	64
STOCKHOLDER PROPOSALS	64

INTELLIA THERAPEUTICS, INC.

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

857-285-6200

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

to be held June 11, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Intellia Therapeutics, Inc., which will be held online on Wednesday, June 11, 2025, at 9:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/NTLA2025, where you will be able to vote electronically and submit questions. The board of directors of Intellia Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Intellia,” “Company,” “our,” “we” or “us” refers to Intellia Therapeutics, Inc. and its subsidiary.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect or in any manner listed under “Revoking a Proxy; Changing Your Vote” below.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 11, 2025

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 30, 2025.

This proxy statement and our 2024 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, as well as this proxy statement, will be furnished without charge to any stockholder upon written request to our principal executive offices at Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary, by calling 1-800-579-1639 or by emailing intelliatx@precisionaq.com. This proxy statement and our 2024 Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders of record as of April 14, 2025 will consider and vote on the following matters:

1.
Election of three class III directors to our board of directors, each to serve until the 2028 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;
2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
Approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”);
4.
A non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our NEOs;
5.
Approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan; and
6.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first five items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as the class III directors on our board of directors, each for a three-year term;

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

FOR the approval, on a non-binding advisory basis, of the compensation of our NEOs;

For every “1 YEAR” on the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our NEOs; and

FOR the approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan.

Availability of Proxy Materials

On or about April 30, 2025, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) and a paper copy of the accompanying proxy statement (the “Proxy Materials”). The Notice contains instructions on how to access the Proxy Materials over the Internet. You will need the 16-digit control number included on the Notice to access these materials. If you would like to receive a paper copy of the Proxy Materials, free of charge, you can do so upon written request to our principal executive offices at Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary, by calling 1-800-579-1639 or by emailing sendmaterial@proxyvote.com. To try to ensure that you receive the Proxy Materials in time to vote at the Annual Meeting, please make your request to the Company prior to May 28, 2025. The Proxy Materials, including our 2024 Annual Report, are also available on the SEC’s website at www.sec.gov.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 14, 2025 are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company that they held on that date. As of April 14, 2025, there were 103,582,731 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, we have mailed the Notice directly to you. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the form of proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your Proxy Materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 10, 2025.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on June 10, 2025.
•
By Mail. If you requested and received a paper copy of the Proxy Materials you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received by June 10, 2025.
•
During the Annual Meeting. You may vote during the Annual Meeting by visiting the website www.virtualshareholdermeeting.com/NTLA2025. You will need the 16-digit control number included on your Notice.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Intellia common stock in multiple accounts, you should vote your shares as described in each set of Proxy Materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our third amended and restated by-laws (the “By-Laws”) provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person (including virtually via the Internet or by proxy). There were 103,582,731 shares entitled to vote on April 14, 2025, our record date. Therefore, a quorum will be present if at least 51,791,367 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), votes withheld, abstentions and broker non-votes count as present for establishing a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Ballot Measures Considered “Routine” and “Non-Routine”

The election of the class III directors (“Proposal No. 1”), the non-binding advisory basis approval of the compensation of our NEOs (“Proposal No. 3”), the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our NEOs (“Proposal No. 4”) and the approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan (“Proposal No. 5”) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, No. 3, No. 4 and No. 5.

The ratification of the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 2”) is a matter considered routine under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on routine matters. If all brokers exercise this discretionary authority, no broker non-votes are expected to exist in connection with Proposal No. 2; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on Proposal No. 2.

Votes Required For the Matters to Be Voted on at the Annual Meeting

To be elected, each of the three directors nominated in Proposal No. 1 must receive a majority of the votes properly cast with respect to his or her election. As each director position is uncontested, our by-laws require that a director must receive more “for” votes than “against” votes in order to be elected at the Annual Meeting. If any of the director nominees receives more “against” votes than “for” votes in an uncontested election, the affected director shall tender his or her resignation to the board of directors. You may vote “for”, “against” or “abstain” from voting for each director nominee. Abstentions and broker non-votes, if any, are not considered votes cast for or against this proposal and will accordingly have no effect on the election of the nominees.

The ratification of the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm in Proposal No. 2 requires the affirmative vote of the majority of the shares of common stock properly cast “for” or “against” such matter at the Annual Meeting. Because abstentions and broker non-votes, if any, are not considered votes cast for or against this proposal, they will have no effect on the outcome of the vote.

The approval, on a non-binding advisory basis, of the compensation of our NEOs in Proposal No. 3 requires the affirmative vote of the majority of the shares of common stock properly cast “for” or “against” such matter at the Annual Meeting. Because your vote is advisory, it will not be binding on the board of directors or its compensation and talent development committee (the “compensation committee”), but the board of directors and compensation committee intend to review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions and broker non-votes will not be counted in favor of or against the proposal and will, therefore, have no effect.

The non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our NEOs as being held every one year, two years or three years in Proposal No. 4 requires the affirmative vote of the majority of the shares of common stock properly cast “for” such matter at the Annual Meeting. For this proposal, stockholders are entitled to vote for one of the four provided choices: every one year, every two years, every three years, or abstain from voting. If none of these frequency alternatives receive a majority vote, we will consider the frequency that receives the highest number of votes by the stockholders to be the frequency that has been selected by the stockholders. However, because your vote is advisory and not binding on the board of directors or its compensation committee, the board of directors may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our stockholders. Abstentions and broker non-votes will not be counted in favor of or against the proposal and will, therefore, have no effect.

The approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan in Proposal No. 5 requires the affirmative vote of the majority of the shares of common stock properly cast “for” or “against” such matter at the Annual Meeting. You may vote “for” Proposal No. 5, vote “against” Proposal No. 5 or abstain from voting on Proposal No. 5. Abstentions and broker non-votes will have no effect on the approval of Proposal No. 5.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of a director, for each share held by such stockholder as of the record date. Votes cast at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present.

Broker non-votes have no effect on Proposals No. 1, No. 2, No. 3, No. 4 and No. 5. Abstentions have no effect on Proposals No. 1, No. 2, No. 3, No. 4 and No. 5. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the final vote is taken at the Annual Meeting:

•
by signing and returning a new proxy card with a later date, to be received no later than June 10, 2025;
•
by submitting a later-dated vote by telephone or via the Internet—please note that only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time, on June 10, 2025, will be counted;

•
by participating in the Annual Meeting on June 11, 2025, at 9:00 a.m. Eastern Time virtually via the Internet and voting again; or
•
by filing a written revocation with our corporate secretary, to be received no later than June 10, 2025. The written revocation should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary.

If your shares are held in “street name,” you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Your attendance at the Annual Meeting online will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers, employees and agents, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of Proxy Materials and Alliance Advisors, LLC to assist us with the solicitation of proxies. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF THREE CLASS iII DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our Certificate of Incorporation and By-Laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the class I directors are Muna Bhanji, R.Ph., Brian Goff and Jesse Goodman, M.D., M.P.H. and their term will expire at the annual meeting of stockholders to be held in 2026;
•
the class II directors are Fred Cohen, M.D., D.Phil. and Frank Verwiel, M.D., and their term will expire at the annual meeting of stockholders to be held in 2027; and
•
the class III directors are William Chase, Georgia Keresty, Ph.D., M.P.H., and John M. Leonard, M.D., and their term will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be nominated by our board of directors and elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Certificate of Incorporation and By-Laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated William Chase, Georgia Keresty, Ph.D., M.P.H., and John M. Leonard, M.D. for election as the class III directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

The board of directors seeks candidates that have broad experience and skills in areas important to the operation of our Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, diversity, knowledge and abilities that will allow our board of directors to promote our strategic objectives and fulfill its responsibilities to our stockholders. In this context, we also consider a variety of attributes in selecting nominees to our board of directors, such as:

•
an understanding of, and experience in, the biotechnology and pharmaceutical industries, research and academic organizations and governmental regulatory agencies, and the scientific and legal landscapes in which such entities operate;

•
an understanding of, and experience in, accounting oversight and governance, finance, and complex business transactions;
•
leadership experience and significant accomplishments at public companies, government, non-profit entities, academic institutions or other comparable organizations;
•
demonstrated business acumen, experience, and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and willingness and ability to contribute positively to the decision-making process of the Company;
•
long-term reputation for the highest personal and professional integrity, honesty and adherence to high ethical standards;
•
demonstrated contribution as a member of other boards of directors, and sufficient time and availability to devote to the Company’s affairs; and
•
add to the diverse experiences, backgrounds and perspectives of our board of directors.

These factors and others are considered useful by our board of directors and are reviewed in the context of an assessment of the perceived needs of our board of directors at a particular point in time.

Nominees for Election as Class III Directors

Biographical information, including principal occupation and business experience during at least the last five years, for our nominees for election as the class III directors at our Annual Meeting is set forth below as of April 14, 2025.

Age	Director Since

William Chase has served as a member of our board of directors since April 2023. Mr. Chase served as Executive Vice President, Finance and Administration, for AbbVie Inc. (“AbbVie”) from October 2018 to July 2019 and prior to that served as Executive Vice President and Chief Financial Officer from 2012 to 2018. In these roles he oversaw all financial, investor, and informational technology activities and played a critical strategic role in AbbVie’s licensing and acquisition activities. Prior to his tenure at AbbVie, he served in a number of financial and strategic positions at Abbott Laboratories (“Abbott”), including corporate vice president, licensing & acquisitions, corporate vice president, treasurer, and divisional vice president and controller, Abbott International. He currently serves on the boards of Parexel International Corporation and Grail, Inc. Mr. Chase holds a bachelor’s degree in finance from the University of Illinois and an M.B.A. from the University of Chicago. We believe Mr. Chase’s executive leadership experience as well as his operational, financial and accounting expertise and knowledge of the pharmaceutical industry, provide him with the qualifications and skills to serve as a director of our Company.

57	April 2023
Age	Director Since

Georgia Keresty, Ph.D., M.P.H. has served as a member of our board of directors since April 2021. Dr. Keresty most recently served as the chief operating officer at Volnay Therapeutics, a stealth mode biotechnology start-up company, from March 2023 to November 2024. Prior to this role, Dr. Keresty served as the chief operating officer for Takeda Research and Development (“Takeda R&D”), a division of Takeda Pharmaceuticals USA, Inc. (“Takeda”) from December 2017 to December 2020. During Dr. Keresty’s time at Takeda, she also served as Takeda R&D’s global head of medical sciences and development operations. Prior to her time at Takeda, Dr. Keresty worked at Johnson & Johnson from July 2003 to September 2017, serving in multiple roles including as vice president and global head, pharmaceutical development and manufacturing science. Dr. Keresty has also worked at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation (“Novartis”). Dr. Keresty earned a B.S. in chemical engineering from Clarkson University and a B.S. in computer science from Ramapo College of New Jersey. Dr. Keresty also earned an M.S. in information systems from Pace University, an M.B.A. and Ph.D. in operations management from Rutgers Business School and an M.P.H. in Global Health Leadership from the University of Southern California. Dr. Keresty achieved her NACD Directorship Certification in September 2020, and serves on the board of directors of Solid Biosciences, Inc. She previously served on the board of directors of Aspen Technology, Inc., Commissioning Agents, Inc., and Janssen Alzheimer Immunotherapy as well as the boards of trustees for Clarkson University and the NJ Advocates for Aging Well. We believe that Dr. Keresty’s leadership experience and vast experience with manufacturing and research and development in the pharmaceutical industry provide her with the qualifications and skills to serve as a director of our Company.

63	April 2021

Age	Director Since

John M. Leonard, M.D. has served as our president and chief executive officer (“CEO”) since January 2018, and as a member of our board of directors since July 2014. Dr. Leonard has over 30 years of combined experience in medicine and pharmaceutical research and development. He previously served as our executive vice president, research and development from January 2017 to January 2018, and prior to that served as our chief medical officer from July 2014 to January 2017. Prior to joining Intellia, Dr. Leonard was chief scientific officer and senior vice president of research & development at AbbVie, a global biopharmaceutical company, from its spin-out from Abbott in January 2013 until retiring at the end of 2013. Prior to the formation of AbbVie, from 2008 to 2012, he was global head of pharmaceutical research & development at Abbott, a multinational pharmaceutical and health care products company, and before that served in various research and development roles at Abbott beginning in 1992. Since October 2016, Dr. Leonard has served on the board of directors of IQVIA Holdings Inc. (“IQVIA”), a multinational health information technology and clinical research company. Between February 2015 and October 2016, he served on the board of directors of Quintiles, an international contract research organization and pharmaceutical service consulting company, which merged with IMS Health, Inc. to form IQVIA. Dr. Leonard also currently serves on the board of directors of a privately held biopharmaceutical company. He received a B.A. in biochemistry from the University of Wisconsin at Madison and an M.D. from Johns Hopkins University. Dr. Leonard completed his residency in internal medicine at Stanford University School of Medicine, and then completed a postdoctoral fellowship in molecular virology at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health. We believe that Dr. Leonard’s extensive experience as an executive leader in drug development and the biopharmaceutical industry provides him with the qualifications and skills to serve as a director of our Company.

67	July 2014

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of William Chase, Georgia Keresty, Ph.D., M.P.H., and John M. Leonard, M.D. as the class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during at least the last five years, for our directors continuing in office is set forth below.

Class I Directors (Term Expires at 2026 Annual Meeting)

Age	Director Since

Muna Bhanji, R.Ph. has served as a member of our board of directors since April 2022. Ms. Bhanji is the founder and principal of TIBA Global Access, LLC, a commercialization and market access strategy consultancy serving the biopharmaceutical industry since January 2021. Ms. Bhanji previously served in roles of increasing responsibility at Merck & Co., Inc. (“Merck”), including a number of senior strategic leadership and operating roles within the U.S. and global commercial organizations driving growth across a broad portfolio of medicines and vaccines of over $40+ billion annually. Most recently, Ms. Bhanji served as the senior vice president, global market access & policy with responsibility for enabling payer reimbursement and access for patients, for Merck’s products around the world from 2010 through December 2020 and as senior vice president, hospital & specialty franchises from 2014 until 2017. In addition, Ms. Bhanji served as senior vice president for global oncology and global hospital and specialty commercial franchises for Merck. She currently serves on the board of directors of Cytokinetics, Inc., Veracyte, Inc. and Ardelyx, Inc. She also serves on the board of Corus International, an ensemble of faith-based organizations working at the intersection of poverty alleviation and healthcare, in the most underserved parts of the world. Ms. Bhanji earned her B.Sc. in Pharmacy from Rutgers School of Pharmacy and an M.B.A. from St. Joseph’s University. We believe that Ms. Bhanji is qualified to serve on our board of directors due to her extensive U.S. and global commercial and operational experience within the pharmaceutical industry.

62	April 2022

Age	Director Since

Brian Goff has served as a member of Intellia’s board of directors since June 2024. Mr. Goff brings more than 30 years of experience in commercialization, operations, sales and marketing at leading biopharmaceutical companies. He is a seasoned and accomplished global leader focused on rare diseases. Since 2022, he has served as the CEO of Agios Pharmaceuticals, Inc. and as a board member. Prior to this, he was the executive vice president, chief commercial and global operations officer at Alexion Pharmaceuticals, Inc. until its acquisition by AstraZeneca PLC in 2021. His previous roles include chief operating officer and board member at Neurovance, Inc. before its acquisition by Otuska Pharmaceuticals, as well as executive vice president and president of the Hematology Division at Baxalta Incorporated prior to its acquisition by Shire plc. Earlier in his career, he held positions in sales and marketing at Novartis and Johnson & Johnson’s pharmaceutical division. Mr. Goff holds a B.A. from Skidmore College and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Mr. Goff is qualified to serve on our board of directors due to his executive and board experience and extensive experience in the life sciences industry.

56	June 2024
Age	Director Since

Jesse Goodman, M.D., M.P.H. has served as a member of our board of directors since October 2018. Since March 2014, Dr. Goodman has been the director of the Center on Medical Product Access, Safety and Stewardship, and professor of medicine and attending physician in infectious diseases at Georgetown University. Dr. Goodman also is an infectious disease physician at the Washington D.C. Veterans Affairs and Walter Reed Medical Centers. Dr. Goodman serves on the board of directors of GlaxoSmithKline plc, a multinational pharmaceutical company, which he joined in 2016, and chaired that board’s science committee until early 2023, and he serves on the board of directors of BiomX, Inc., following its acquisition of Adaptive Phage Therapeutics, Inc., where he was a director. Dr. Goodman also has served as a president (2015 to 2020) and member (2015 to present) of the board of trustees of the United States Pharmacopeia. He was previously a member of the board of scientific counselors for infectious diseases of the Centers for Disease Control and Prevention (“CDC”). From 2009 until February 2014, Dr. Goodman served as the chief scientist of the U.S. Food and Drug Administration (“FDA”). Dr. Goodman also served as deputy commissioner for science and public health at the FDA from 2009 through 2012. Prior to that, Dr. Goodman was the director of the FDA’s Center for Biologics Evaluation and Research from 2003 to 2009 and a senior advisor to the FDA commissioner from 1998 through 2000. Prior to his government service, Dr. Goodman was professor of medicine and chief of infectious diseases at the University of Minnesota. Dr. Goodman has served on numerous advisory boards and committees for national and international health care organizations, including the CDC, the National Institute of Health, the World Health Organization and the Coalition on Epidemic Preparedness Innovations. Dr. Goodman received a B.S. in biology from Harvard College, a master’s in public health from the University of Minnesota and an M.D. from the Albert Einstein College of Medicine, and did his residency and fellowship training in medicine, infectious diseases and oncology at the Hospital of the University of Pennsylvania and at the University of California in Los Angeles, where he was also chief medical resident. He has been elected to the Institute of Medicine of the National Academy of Sciences. We believe that Dr. Goodman’s expertise in medicine, biopharmaceutical regulatory requirements and public health, including as a professor, practicing clinician and senior government leader, provides him with the qualifications and skills to serve as a director of our Company.

73	October 2018

Class II Directors (Term Expires at 2027 Annual Meeting)

Age	Director Since

Fred Cohen, M.D., D.Phil. has served as a member of our board of directors since January 2019. Dr. Cohen founded Monograph Capital Partners, a life sciences venture capital fund, in 2021, and serves as its chairman and chief investment officer. Dr. Cohen also co-founded Vida Ventures, a biotechnology venture capital fund, in 2017 and has served as one of its senior managing directors since then. From 2001 to 2016, he was a partner of TPG, a private equity company, and served as the co-head of its biotechnology group, TPG Biotech, a venture capital fund that he founded in 2001. Dr. Cohen currently serves as a senior advisor to TPG. From 1988 through December 2014, Dr. Cohen was a professor of cellular and molecular pharmacology at the University of California, San Francisco (“UCSF”), where he also held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and chief of the division of endocrinology and metabolism. He is a member of the board of trustees of the UCSF Foundation. Dr. Cohen currently serves on the boards of directors of Progyny,

68	January 2019

Inc., CareDx, Inc., and Kyverna Therapeutics, Inc. Within the last five years, Dr. Cohen has also served on the boards of directors of the following public biotechnology and pharmaceutical companies: UroGen Pharma Ltd (until September 2024) and Veracyte, Inc. (until June 2021). Dr. Cohen was a co-founder and executive chairperson of privately held Cell Design Labs, which was acquired by Gilead Sciences, Inc. in December 2017. He holds a B.S. in molecular biophysics and biochemistry from Yale University, a D.Phil. in molecular biophysics from Oxford University, and an M.D. from Stanford University. Dr. Cohen completed his postdoctoral training and postgraduate medical training in internal medicine and endocrinology at UCSF. He is a fellow of the American College of Physicians and the American College of Medical Informatics, and a member of the American Society for Clinical Investigation and Association of American Physicians. Dr. Cohen was elected to the National Academy of Medicine in 2004 and the American Academy of Arts and Sciences in 2008. Dr. Cohen currently serves on the board of directors of various private biotechnology and healthcare companies. We believe that Dr. Cohen’s vast experience in the biotechnology industry, including providing strategic advice and oversight to preclinical, clinical and commercial biopharmaceutical companies, and in medicine, as a researcher, professor and clinician, provides him with the qualifications and skills to serve as a director of our Company.

Age	Director Since

Frank Verwiel, M.D. has served as the chairperson of our board of directors since February 2020 after joining as a member in July 2017. From July 2005 to February 2008, Dr. Verwiel served as president, chief executive officer and a member of the board of directors of Axcan Pharma, Inc. (“Axcan”), a public specialty pharmaceutical company. Dr. Verwiel continued with these responsibilities after taking Axcan private in February 2008 and through February 2014 when the company, which had changed its name to Aptalis Pharma, Inc. (“Aptalis”), was acquired by Forest Laboratories, Inc. Prior to joining Aptalis, Dr. Verwiel held international senior management positions with Merck, including as vice president, hypertension, worldwide human health marketing from June 2001 to May 2005. He concurrently served as a leader of Merck’s worldwide hypertension business strategy team. Dr. Verwiel was also managing director of Merck’s Dutch subsidiary from June 1996 to May 2001. Prior to his tenure at Merck, he had international leadership positions at Servier Laboratories, a pharmaceutical company, from 1988 until 1995. Dr. Verwiel currently serves on the boards of directors of Bavarian Nordic A/S, a biopharmaceutical vaccine company, which he joined in April 2016, and Capsida Biotherapeutics Inc., a privately held biopharmaceutical company, since August 2019. He has also served as chairman of the board of Avidicure, a privately held biopharmaceutical company, since July 2022. Within the last five years, Dr. Verwiel has also served on the board of directors of ObsEva SA, a biopharmaceutical company, until May 2022. Dr. Verwiel was also a member of the board of directors of the Biotechnology Innovation Organization from February 2013 to April 2014. Dr. Verwiel holds an M.D. from Erasmus University, Rotterdam in the Netherlands and an M.B.A. from INSEAD, Fontainebleau in France. We believe that Dr. Verwiel’s experience as an executive leader and board member in the biopharmaceutical industry, from preclinical companies to large multinational entities, as well as his business, scientific and medical knowledge, provide him with the qualifications and skills to serve as a director of our Company.

62	July 2017

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was performed, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors, or affiliates, is a party adverse to the Company or its subsidiary or in which any such person has a material interest adverse to the Company or its subsidiary.

Summary of Board Qualifications and Experience

	Muna Bhanji	William Chase	Fred Cohen	Brian Goff	Jesse Goodman	Georgia Keresty	John Leonard	Frank Verwiel
Experience
Biopharma Industry Experience
Executive Leadership
Financial Expert
Strategy/Corporate Development
Product Development and/or Commercialization
Drug Discovery Research
Public Company Governance								C
Intellia Tenure
Intellia Tenure in Years	3	2	6	1	7	4	11	8
denotes experience
			C	denotes chairperson experience

We are a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies. CRISPR is a gene editing technology which is also sometimes referred to as CRISPR/Cas or CRISPR/Cas9 when referring to the use of CRISPR technology with the Cas9 enzyme. Since its inception, Intellia has focused on leveraging gene editing technology to develop novel, first-in-class medicines that address important unmet medical needs and advance the treatment paradigm for patients. Intellia’s deep scientific, technical and clinical development experience, along with its people, is helping set the standard for a new class of medicine. To harness the full potential of gene editing, Intellia continues to expand the capabilities of its CRISPR-based platform with novel editing and delivery technologies. We believe that our current directors, individually and as a group, have the necessary experience, knowledge and abilities to set our strategic objectives and oversee the Company as we implement our strategy. Almost all of our directors are experienced directors of other publicly held companies with commercial products, and each has served on key board committees, including audit, compensation and nominating and corporate governance committees. They each use this experience to ensure appropriate oversight and strategic direction of Intellia’s matters. Some of our directors, such as Mr. Goff and Drs. Cohen and Verwiel, are or have been directors or executive leaders of start-up and mid-sized biopharmaceutical companies that developed therapeutic candidates using novel technologies and transitioned from preclinical to clinical and commercial stages, and use this experience to inform the Company’s strategy. Others, such as Ms. Bhanji, Messrs. Chase and Goff, and Drs. Keresty and Leonard, held executive leadership positions in established pharmaceutical companies with significant commercial therapeutic products, which helps ensure that our long-term strategy includes consideration of these factors. Dr. Goodman’s experience as a regulator, Dr. Keresty’s experience leading pharmaceutical operations and manufacturing functions, and Dr. Leonard’s experience as head of pharmaceutical research and development allow each to provide critical input and oversight for the clinical development and manufacturing of our product candidates, both currently and in the future. Mr. Chase is a financial expert who led key financial functions at public companies in both pharmaceutical and non-pharmaceutical industries, and Drs. Cohen and Verwiel are experienced private and public market investors with a deep and broad understanding of the financial markets and technological landscape, including competitive and complementary technologies. Their investing and financial experience helps the Company to make optimal decisions regarding its investment and use of proceeds, and strategic decisions regarding material agreements and collaborations. Ms. Bhanji’s experience as a leader of commercialization and market access, including reimbursement, at an established pharmaceutical company enable her to provide critical input and oversight for our commercialization strategies. Mr. Goff’s range of experiences as a chief operating officer, a chief commercial officer and currently a chief executive officer at biotechnology and pharmaceutical companies enables him to advise and counsel us on a wide range of topics including commercialization, operations, risk management and strategy. Finally, the vast majority of our board members are scientifically trained, holding advanced medical and scientific doctorates, which allows them to expertly evaluate the Company’s research and development programs within the relevant technological landscape. For these reasons, and those set forth in their biographies above, we believe that the members of our board of directors are the appropriate stewards of the Company as we expand our pipeline and continue to move towards approval and commercialization of our product candidates.

Executive Officers and Key Senior Management Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.

	Age	Officer Since

James Basta, J.D. has served as our executive vice president, general counsel and corporate secretary since June 2021. Prior to joining Intellia, Mr. Basta served as chief legal officer and secretary at Kura Oncology, Inc. (“Kura”) from November 2019 to June 2021. Prior to Kura, he spent 13 years at Biogen Inc. (“Biogen”), from 2006 through 2019, where he most recently served as senior vice president and chief corporation counsel, managing the legal representation for Biogen’s securities filings, board of directors, business development, finance and tax, corporate affairs, employment and information technology. Prior to joining Biogen, he was a partner in the Corporate and Securities Practice Group at Baker & McKenzie. Mr. Basta serves on the executive advisory board of the Chemistry Life Processes Institute at Northwestern University. He earned his J.D. from Northwestern University Pritzker School of Law and his B.A. in economics from Northwestern University.

	59	June 2021
	Age	Officer Since

Eliana Clark, Ph.D. has served as our executive vice president, chief technology officer since February 2022. Prior to her current role, Dr. Clark served as our senior vice president of technical operations since January 2020. Prior to Intellia, she spent seven years in leadership roles at Biogen, including vice president of international manufacturing operations from December 2016 through June 2019 and vice president of product development and portfolio management, where she led the team responsible for CMC product strategy, supply and lifecycle management for their entire product portfolio, from July 2019 through December 2019. Before Biogen, Dr. Clark spent many years at Sanofi/Genzyme, where she held leadership roles in formulation development, technical services and CMC regulatory. Prior to working in industry, she was a professor at Tufts University in the Chemical and Biological Engineering Department for nearly 15 years. Dr. Clark holds a B.E. and Ph.D. in chemical engineering from the Universidad Nacional de Litoral in Santa Fe, Argentina, and graduated from the Greater Boston Executive Program at MIT Sloan School of Management.

	68	February 2022
	Age	Officer Since

Michael P. Dube was appointed as principal accounting officer of Intellia in April 2024. Mr. Dube joined Intellia in September 2023 and is currently the vice president, chief accounting officer. Mr. Dube brings to Intellia experience from his previous senior-level corporate finance positions from 2012 to 2023 at Abiomed, Inc. (“Abiomed”), a global medical technology company (now part of Johnson & Johnson MedTech), including as global corporate controller. Prior to Abiomed, he spent 10 years in public accounting at Deloitte & Touche LLP where he specialized in audit and risk management services within the life sciences industry. His expertise within corporate finance and as a Certified Public Accountant reinforces Intellia’s financial leadership team as it continues to innovate within the biotechnology sector. Mr. Dube holds a B.A. in Accounting from the University of Delaware. Although Mr. Dube is not currently an executive officer, he is the current principal accounting officer and was a named executive officer in 2024 as a result of his time as interim principal financial officer and, therefore, he is being included here for context.

	47	April 2024
	Age	Officer Since

Edward J. Dulac III has served as our executive vice president, chief financial officer and treasurer since July 2024. Mr. Dulac brings more than 20 years of combined finance, business development and corporate strategy experience to lntellia. Most recently, he served as chief financial officer of Fate Therapeutics, Inc. Prior to that role, Mr. Dulac spent numerous years at Celgene Corporation (which was acquired by Bristol-Myers Squibb Company) (“Celgene”), a leading global biopharmaceutical company, where he held multiple positions including as vice president, business development & strategy. Prior to Celgene, he worked as a biopharmaceutical equity research analyst at Barclays Capital and Lehman Brothers and in corporate finance at Pfizer Inc. Mr. Dulac holds a Bachelor of Pharmacy from the University of Pittsburgh and an M.B.A. from Indiana University, Kelley School of Business.

	50	July 2024
	Age	Officer Since
David Lebwohl, M.D. has served as our executive vice president, chief medical officer since April 2020. Prior to joining Intellia, Dr. Lebwohl was chief medical officer at Semma Therapeutics, Inc. (“Semma”) starting in November 2018, which was acquired by Vertex Pharmaceuticals Incorporated (“Vertex”). Prior	70	April 2020

to his role at Semma, Dr. Lebwohl held numerous senior-level positions leading drug development at the global healthcare company Novartis from 2003 to 2018, including as senior vice president and franchise global program head, CAR-T, Promacta and SEG101 Global Program Teams. Prior to Novartis, Dr. Lebwohl led oncology development teams at Bristol-Myers Squibb Company. Dr. Lebwohl received an undergraduate degree in biochemical sciences from Harvard College and an M.D. from the Yale University School of Medicine. He completed his fellowship training at Memorial Sloan Kettering Cancer Center and his residency in Internal Medicine at Brigham and Women’s Hospital in Boston. Dr. Lebwohl has authored more than 50 peer-reviewed publications.

Age	Officer Since

Birgit Schultes, Ph.D. has served as our executive vice president, chief scientific officer since January 2025. With over two decades’ experience in the biotechnology and pharmaceutical industry, Dr. Schultes brings deep oncology, immunology, disease biology and cell therapy expertise to Intellia. She manages a multidisciplinary team focused on ex vivo applications of CRISPR/Cas9 to generate novel cell therapies for oncology and autoimmune indications. Prior to joining Intellia, Dr. Schultes served as a senior director at Unum Therapeutics (now Cogent Biosciences, Inc.) from 2015 to 2017, where she directed the preclinical efforts for Unum’s universal T cell programs. Earlier in her career, Dr. Schultes held a variety of translational research roles in disease biology, oncology and immunology at Momenta Pharmaceuticals, Inc., United Therapeutics Corporation and AltaRex Corp., focusing primarily on biologics. Additionally, she co-founded Advanced Immune Therapeutics, Inc., a company working on novel IgE-based cancer therapeutics. Dr. Schultes received her M.S. in biology and Ph.D. in immunology from the University of Bonn, Germany, and completed the Advanced Management Development Program at Boston University.

62	January 2025

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to the Company or our subsidiary or in which any such person has a material interest adverse to the Company or its subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INTELLIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2025

Intellia’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as Intellia’s independent registered public accounting firm since 2015.

The audit committee is responsible for selecting and appointing Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Deloitte & Touche LLP as Intellia’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Intellia and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Intellia incurred the following fees from Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees (1)	$1,149,200	$1,193,874
Audit-related fees (2)	1,895	1,895
Total fees	$1,151,095	$1,195,769
(1)
Audit fees consist of fees for the audit of our financial statements included in our 2024 and 2023 annual reports on Form 10-K, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with registration statements filed with the SEC.
(2)
Audit-related fees represent payment for access to the Deloitte & Touche LLP online accounting research database.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, other than non-audit services that are “de minimis” under Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the service or category of service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee, or one or more members of the audit committee delegated by the audit committee, may pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors during the next 12 months, provided that if the audit committee delegates one or more of its members to make such pre-approval decisions then such delegate(s) shall present all pre-approval decisions to the full audit committee at its first meeting following such decision. Any such pre-approval details the particular service or category of service to be provided and is also generally subject to a maximum dollar amount. The audit committee also regularly receives updates from management about the services actually performed and the associated fees and expenses actually incurred. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services, except that the audit committee may delegate one or more members of the audit committee to pre-approve engagements for non-audit services and any such approved non-audit services must then be presented to the audit committee at its next meeting. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

During our 2024 and 2023 fiscal years, all of the services provided to us by Deloitte & Touche LLP were in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Intellia’s stockholders are being asked to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as explained herein. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. In the “Compensation Discussion and Analysis” section below, we describe our executive compensation programs and the decisions that our board of directors and its compensation committee made regarding the 2024 compensation of our named executive officers. We have implemented a pay-for-performance focused compensation program that is designed to motivate employees, including our named executive officers, to achieve short- and long-term results that drive the Company’s success and are in the best interests of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for scientific and business success.

Our stockholders voted on May 21, 2019 to have advisory votes every year to approve the compensation paid to our named executive officers, and we have adopted that approach. At the Annual Meeting, we will hold a non-binding advisory vote regarding the frequency of future non-binding advisory votes on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

As this vote is advisory, it will not be binding upon our board of directors or compensation committee, and neither our board of directors nor our compensation committee will be required to take any action as a result of the outcome of this vote. However, our board of directors and compensation committee value the views of our stockholders and will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal No. 3.

Accordingly, our board of directors is asking our stockholders to vote FOR the following non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement:

“BE IT RESOLVED THAT the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Section 14A of the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.”

PROPOSAL NO. 4 – NON-BINDING ADVISORY vote on FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON the compensation of our Named Executive Officers

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek a non-binding advisory vote to approve the compensation of our named executive officers and, further, generally requires public companies to include in their proxy solicitations, at least once every six years, an advisory vote on whether a non-binding advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in this proxy statement) should occur every one, two or three years. We are seeking a non-binding advisory vote as to the frequency of future non-binding advisory votes on the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every year (“1 YEAR” on the proxy card), every two years (“2 YEARS” on the proxy card) or every three years (“3 YEARS” on the proxy card), or to abstain on the matter.

After careful consideration, our board of directors recommends that a non-binding advisory vote to approve named executive officer compensation should be held every year. Annual votes will provide the board of directors and compensation committee with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual executive compensation advisory vote will complement the annual focus of our proxy statement disclosure and provide the board of directors and compensation committee with the clearest and most timely feedback of the three frequency options. Additionally, an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation programs annually, as well as considering input from our stockholders on corporate governance and executive compensation matters. This feedback may then be considered by the board of directors and compensation committee in their annual decision-making process. For these reasons, we believe an annual vote would be the best governance practice for our Company at this time.

This vote is advisory, and therefore not binding on our board of directors or compensation committee. However, our board of directors and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.

The board of directors recommends that stockholders vote, on a non-binding advisory basis, for every year (“1 YEAR” on the proxy card) as the frequency for future non-binding advisory stockholder votes regarding the compensation of our named executive officers.

PROPOSAL NO. 5 – approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan

General

The board of directors believes that equity awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors, and consultants of the Company and its affiliates, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The board of directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 28, 2025, based in part on the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). If approved by our stockholders, the 2025 Plan will become effective as of the date of the Annual Meeting and, thereafter, we will not grant any awards under the Intellia Therapeutics, Inc. Amended and Restated 2015 Stock Option and Incentive Plan (the “2015 Plan”). A copy of the proposed 2025 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

As of April 14, 2025, there were 6,992,020 shares remaining available for issuance under the 2015 Plan and we are requesting an additional 5,165,178 shares, resulting in a total proposed share reserve under the 2025 Plan of 12,157,198 shares. We anticipate that if the 2025 Plan is approved by our stockholders, the share reserve thereunder will be sufficient to provide equity incentives to attract, retain, and motivate employees, directors and consultants of the Company and its affiliates for the next two to three years; however, the share reserve may last longer or shorter depending on our hiring needs and fluctuations in our stock price, among other things.

Material and Best Practice Features Incorporated into the 2025 Plan

The material features of the 2025 Plan are:

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Fixed maximum share reserve. The maximum number of shares of common stock reserved for issuance under the 2025 Plan is 12,157,198 shares (which represents the 6,992,020 shares remaining available for issuance under the 2015 Plan as of April 14, 2025 plus an additional 5,165,178 shares proposed to be reserved under the 2025 Plan), less one share for every one share of common stock granted under the 2015 Plan between April 14, 2025 and the effective date of the 2025 Plan;
•
Types of awards. The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, and dividend equivalent rights is permitted;
•
No “evergreen” provision. Our proposed 2025 Plan requires stockholder approval to increase the number of shares available for issuance thereunder, rather than providing for an annual automatic increase under an “evergreen” provision;
•
Minimum vesting requirements. Consistent with our historical practice of granting equity awards with a minimum vesting period of one year, our proposed 2025 Plan requires a minimum vesting period of one year for all awards granted under the 2025 Plan, subject to limited exceptions;
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No stock option repricing or exchanges without stockholder approval. Our proposed 2025 Plan continues to prohibit the repricing of stock options without stockholder approval;
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Clawback policy. Our proposed 2025 Plan provides that awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the board of directors or Administrator (as defined in the 2025 Plan) and as in effect from time to time, including the Company’s Compensation Recovery Policy (as such policy may be amended and/or restated from time to time), and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of an award under the 2025 Plan for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee will be required to repay any such excess amount to the Company;
•
Limit on non-employee director compensation. Our proposed 2025 Plan continues to provide an annual cap on the compensation of non-employee directors of $1 million;
•
Administered by an independent committee. Our proposed 2025 Plan will continue to be administered by our compensation committee. All members of our compensation committee qualify as independent, non-employee directors;
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Prudent change in control provisions. Our proposed 2025 Plan provides for “double trigger” acceleration. Accordingly, to the extent that awards are assumed, continued or substituted in connection with a “sale event” (as defined in the 2025 Plan), accelerated vesting shall occur only if the grantee’s service relationship with the Company terminates within twelve months following the sale event, either by the Company or successor entity without cause or by the grantee for good reason;
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No dividends on unvested awards. Under our proposed 2025 Plan, no dividends or dividend equivalents will be paid on any unvested awards. Dividends on unvested restricted stock awards and dividend equivalent rights granted with respect to restricted stock units will accrue and not be paid unless and until the underlying award vests;
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No liberal share recycling. Under our proposed 2025 Plan, any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a grantee to satisfy tax withholding obligations, or to pay the exercise price of an award, will not be added back to the share reserve and will not become available for future grants under the 2025 Plan. In addition, shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof and shares of common stock repurchased on the open market are not added to the number of shares reserved under the 2025 Plan; and
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Ten year term. The term of the 2025 Plan will expire on June 11, 2035.

Rationale for the 2025 Plan

The 2025 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our compensation committee and the board of directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

In the next two to three years, we anticipate achieving significant milestones. First, we expect to launch our first commercial product, NTLA-2002 for hereditary angioedema (“HAE”). Second, we expect to report top line data from our MAGNITUDE-2 clinical trial of nexiguran ziclumeran (“nex-z”) for the treatment of hereditary transthyretin amyloidosis with polyneuropathy (“ATTRv-PN”). In addition, we expect to have completed enrollment in our MAGNITUDE clinical trial of nex-z for the treatment of transthyretin amyloidosis with cardiomyopathy (“ATTR-CM”). In order to achieve these milestones, we will need to hire and retain employees in key roles, including new commercial roles to launch NTLA-2002.

Intellia relies on equity awards as a key component of our compensation program. Our equity program enables us to attract, engage, and retain key employees and foster a long-term commitment to the mission to bring our therapies to patients. We grant equity to 100% of our organization, and in doing so, 100% of our employees have an ownership interest in the Company, aligning their own financial interests with those of stockholders. From 2022 to 2024, 76% of our equity awards were granted to non-executive employees, who are not named executive officers. Providing these equity awards allows us to provide meaningful non-cash compensation with significant potential upside to our employees, allowing us to focus our cash reserves to fund operations in achieving our critical milestones.

If our stockholders do not approve the 2025 Plan, the 2025 Plan will not become effective. In that case, the 2015 Plan will continue to be administered until its expiration in May 2026 and we will likely be unable to grant additional equity until we have the opportunity to propose a new plan to stockholders at the annual meeting of stockholders to be held in 2026. Ultimately, we believe this gap would limit our ability to attract and retain the talent needed to achieve our goals. Competition for qualified talent in our industry is significant and having enough shares available for equity awards is important in our endeavor to attract and retain employees, senior management, and board members. We believe our ability to recruit and retain top talent will be adversely affected if the 2025 Plan is not approved.

The compensation committee carefully monitors our annual burn rate, total dilution, and equity-related expense in order to maximize stockholder value by granting the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation committee determined the size of the reserved pool under the 2025 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and other awards needed to retain and motivate employees, directors, and consultants of the Company and its affiliates. We reached out to top stockholders representing 67% of ownership and met with all who replied and were willing to meet, representing 37% of ownership, to discuss their published voting guidelines on equity plan proposals to better understand these guidelines.

Burn Rate

We believe that we operate our equity plan in a manner consistent with stockholder interests, including tracking key metrics to measure the responsible use of equity under our plans. During the previous three years, i.e., 2022 to 2024, our average gross burn rate was approximately 3.80% and our average net burn rate (gross awards reduced by the number of forfeited awards) was approximately 3.01%.

The burn rate figures included in the table below are based on equity awards granted under our 2015 Plan and our 2024 Inducement Plan (the “Inducement Plan”). We aim to maintain a burn rate that approximates the average burn rates of our peer group while enabling us to remain competitive in the marketplace.

Share Element	2024	2023	2022
Stock Options Granted	918,161	569,821	391,910
Time-Based Full Value Awards Granted	2,828,675	2,865,801	1,615,404
Performance-Based Full-Value Awards Granted	772,701	181,743	121,440
Total Awards Granted (Gross)	4,519,537	3,617,365	2,128,754

Shares Forfeited	(1,252,497)	(467,482)	(442,254)
Total Awards Granted (Net)	3,267,040	3,149,883	1,686,500

Weighted average shares outstanding during the fiscal year (in thousands)	98,849	88,770	76,972

Annual Gross Burn Rate	4.57%	4.07%	2.77%
Three-Year Average Gross Burn Rate	3.80%

Annual Net Burn Rate	3.31%	3.55%	2.19%
Three-Year Average Net Burn Rate	3.01%

Overhang

Overhang reflects the potential dilution of stockholders’ voting power and ownership by outstanding equity awards and shares available for grant. Our board of directors evaluated our overhang as a metric when considering the reasonableness of the total number of shares that we have proposed to reserve for grant under the 2025 Plan.

If the proposed 2025 Plan is approved, we believe our overhang will be reasonably aligned with our peer companies, while enabling us to remain competitive in the marketplace for attracting and retaining talent. Upon the effective date of the 2025 Plan, we expect the fully-diluted overhang of our equity compensation plans to be 18.7%.

Awards Outstanding

As of April 14, 2025 there are outstanding awards covering an aggregate of 11,362,641 shares of our common stock, including stock options to acquire 5,898,278 shares of common stock, with a weighted average exercise price of $42.15 and a weighted average remaining term of 6.3 years; 4,420,976 unvested time-based full-value awards; and 1,043,387 unvested performance-based full-value awards (at target). As of April 14, 2025, there were 7,304,106 shares of common stock remaining available for awards under our equity compensation plans.

Our stock price decline over the past several years has resulted in approximately 99% of our outstanding options as of April 14, 2025 being out of the money, with 66% of these options being out of the money by more than 200%. At that date, the closing price of our common stock was $7.50 per share. This is a significant retention issue for the Company in a period where we are focused on execution of several potentially significant value-adding goals. Accordingly, it is vitally important that Intellia has additional shares available in reserve for annual equity awards and other equity awards made to employees after the Annual Meeting so that we can continue to provide effective equity incentives to our employees.

Summary of the Proposed 2025 Plan

The following description of certain features of the 2025 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2025 Plan, which is attached hereto as Appendix A.

Timing and Effect of the 2025 Plan

If stockholders approve the proposed 2025 Plan at the Annual Meeting, it will become effective immediately as of the date of our Annual Meeting. Thereafter, we will not grant any additional awards under the 2015 Plan.

Shares Available for Issuance

The maximum number of shares of common stock proposed to be reserved for issuance under the 2025 Plan is 12,157,198 shares (which represents the 6,992,020 shares remaining available for issuance under the 2015 Plan as of April 14, 2025 and an additional 5,165,178 shares), less one share for every one share of common stock granted under the 2015 Plan after April 14, 2025. Based solely on the closing price of our common stock as reported by Nasdaq on April 14, 2025 and the maximum number of shares that would have been available for awards as of such date under the 2025 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2025 Plan is $91,178,985, of which $38,738,835 represents the new ask beyond what is currently available. The shares of common stock underlying any awards that are forfeited, cancelled, or otherwise terminated, other than by exercise, under the 2025 Plan and the 2015 Plan will be added back to the shares of common stock available for issuance under the 2025 Plan. Shares tendered or held back to cover the exercise price or tax withholding with respect to an award will not be added to the shares available for issuance under the 2025 Plan. In addition, shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof and shares of common stock repurchased on the open market are not added to the number of shares reserved under the 2025 Plan.

Administration

The 2025 Plan may be administered by our board of directors, our compensation committee or a similar committee comprised of at least two non-employee directors. We expect that the compensation committee will administer the 2025 Plan. We refer to the administrator of the 2025 Plan as the “Administrator.” The Administrator has full power to select from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2025 Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits

All executive officers, employees, non-employee directors, and consultants are eligible to participate in the 2025 Plan, subject to the discretion of the Administrator. As of April 14, 2025, approximately 473 individuals would have been eligible to participate in the 2025 Plan had it been effective on such date, which includes six executive officers, 364 employees who are not executive officers, seven non-employee directors and 96 consultants. There are certain limits on the number of awards that may be granted under the 2025 Plan. For example, no more than 12,157,198 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit

The 2025 Plan provides that the value of all awards awarded under the 2025 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1 million.

Minimum Vesting Period

The minimum vesting period for each equity award granted under the 2025 Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the 2025 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Administrator may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired, or assets of which are being acquired) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Stock Options

The 2025 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”) and (2) options that do not so qualify. Options granted under the 2025 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiary corporations. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to market quotations of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2025 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights

The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator determines. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock

The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator determines. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights but dividend equivalents payable with respect to restricted stock awards will not be paid unless and until such restricted stock awards vest.

Restricted Stock Unit

The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash, subject to such conditions and restrictions as the Administrator determines. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s discretion, it may permit a participant to make an advance election to receive a portion of such participant’s future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards

The Administrator may also grant shares of common stock that are free from any restrictions under the 2025 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights

The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if, and to the extent that, the related award vests. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards

The Administrator may grant cash bonuses under the 2025 Plan to participants. The cash bonuses may be subject to vesting conditions.

Change in Control Provisions

In the event of a sale event, awards under the 2025 Plan may be assumed, continued or substituted. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

To the extent that awards are assumed, continued or substituted in connection with a sale event, except as otherwise provided in the award agreement, if, during the 12-month period following the sale event, a participant’s service relationship is terminated by the Company or its successor without “cause,” as defined in the 2025 Plan, or by the participant for “good reason,” as defined in the 2025 Plan, any then-outstanding awards will become immediately vested and exercisable or nonforfeitable (with performance-based awards deemed earned at the greater of the target level of performance or actual performance) upon the termination of a participant’s service relationship with the Company or its successor.

In the event that awards are not assumed, continued or substituted, upon the effective time of the sale event, except as otherwise provided in the award agreement, all awards will become vested and exercisable or nonforfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals will be deemed earned at the greater of the target level of performance or actual performance. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share consideration in the sale event, such option or stock appreciation right will be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to participants holding other awards in an amount equal to the per share consideration in the sale event multiplied by the number of vested shares under such awards.

Adjustments for Stock Dividends, Stock Splits, etc.

The 2025 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2025 Plan, to certain limits in the 2025 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends, and similar events.

Tax Withholding

Participants in the 2025 Plan are responsible for the payment of any federal, state, or local taxes that the Company or an affiliate of the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to the exercise or vesting of an award. The Administrator may also require the Company’s or any affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or the applicable affiliate in an amount that would satisfy the withholding amount due.

Amendments and Termination

The board of directors may at any time amend or discontinue the 2025 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules, any amendments that materially change the terms of the 2025 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan

The 2025 Plan was approved by our board of directors on April 28, 2025. Awards of incentive stock options may be granted under the 2025 Plan until April 28, 2035. No other awards may be granted under the 2025 Plan after the date that is ten years from the date of stockholder approval of the 2025 Plan.

Plan Benefits

Because the grant of awards under the 2025 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2025 Plan.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2025 Plan. It does not describe all U.S. federal tax consequences under the 2025 Plan, nor does it describe state, local, or non-U.S. tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2025 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2025 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Vote Required

The approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan in Proposal No. 5 requires the affirmative vote of the majority of the shares of common stock properly cast “for” or “against” such matter at the Annual Meeting. You may vote “for” Proposal No. 5, vote “against” Proposal No. 5 or abstain from voting on Proposal No. 5. Abstentions and broker non-votes will have no effect on the approval of Proposal No. 5.

Accordingly, our board of directors recommends voting “FOR” the approval of the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan.

TRANSACTION OF OTHER BUSINESS

Our board of directors does not know of any other matters to be raised at the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the appropriate executive officers and directors named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to current directors and potential candidates, and interviews of selected candidates by management, recruiters and members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;
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Nominees should be highly accomplished in their respective fields, with superior credentials and recognition;
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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
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Nominees should be well regarded in the community and shall have a long-term reputation for the highest personal and professional integrity, honesty and adherence to high ethical standards;
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Nominees should have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such candidate may serve;
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Nominees should have a demonstrated history of actively contributing at board of directors meetings, to the extent the nominee serves or has previously served on other boards of directors;
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Nominees should be most effective, in conjunction with the other candidates to the board of directors, in collectively serving the long-term interests of the stockholders; and
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Nominees should come from a diverse pool of candidates, with diversity considered in all aspects, including bringing diverse background, experiences, and perspectives to our board of directors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our third amended and restated by-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate and recommend the election of a stockholder-recommended nominee, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent; that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act; and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the board of directors, the audit committee, or any other committee of the board of directors, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that, with the exception of Dr. Leonard, each of the directors who served during the fiscal year ended December 31, 2024, and each of the nominees for director at the Annual Meeting, is an independent director, including for purposes of Nasdaq and SEC rules. In making such independence determination, our board of directors considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Leonard is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and, beginning in 2024, a science and technology committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and science and technology committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee and science and technology committee is posted on the corporate governance section of our website, http://ir.intelliatx.com/corporate-governance/documents-charters.

Audit Committee

Drs. Keresty and Verwiel, Ms. Bhanji and Mr. Chase served on the audit committee throughout 2024, with Mr. Chase serving as committee chair. Our board of directors has determined that each of Ms. Bhanji, Mr. Chase, Dr. Keresty and Dr. Verwiel is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has determined that Mr. Chase is an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2024, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing and approving the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;
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establishing policies and procedures for the receipt, retention and treatment of finance-related complaints and concerns;
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recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements should be included in our annual reports on Form 10-K;
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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
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preparing the audit committee report required by the Exchange Act to be included in our annual proxy statement;
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reviewing all related party transactions for potential conflict of interest situations and determining whether to approve any such transaction; and
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reviewing and discussing quarterly earnings press releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee following the procedures described above in Audit Committee Pre-approval Policy and Procedures under Proposal No. 2.

Compensation and Talent Development Committee

Dr. Cohen and Mr. Chase served on the compensation committee throughout 2024, with Mr. Chase as the committee chair on an interim basis. Ms. Bhanji joined the compensation committee on February 2, 2024, and Mr. Goff joined the committee when he was appointed to the board of directors in June 2024. The compensation committee currently consists of Mr. Chase, Dr. Cohen, Ms. Bhanji and Mr. Goff, who was appointed as committee chair as of January 1, 2025. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable SEC and Nasdaq rules. During the fiscal year ended December 31, 2024, the compensation committee met seven times. The compensation committee’s responsibilities include, but are not limited to:

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annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our chief executive officer;
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evaluating the performance of our chief executive officer in light of such corporate goals and objectives and, based on such evaluation, recommending to the board of directors the cash and equity compensation of our chief executive officer;
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annually establishing goals and objectives, evaluating their performance against such goals and objectives, and determining the cash and equity compensation of all employees holding the level of senior vice president and above, other than our chief executive officer;
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providing oversight of management’s decisions regarding the compensation of all other members of senior management beyond the chief executive officer, executive officers and senior vice presidents;
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reviewing, establishing and implementing our overall management compensation strategies, policies and plans;
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reviewing and overseeing our employee compensation and employee benefit programs;
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reviewing and approving our policies and procedures for the grant of equity-based awards under our approved equity plans;
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reviewing and recommending to the board of directors the compensation of our non-employee directors;
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preparing the compensation committee report, as required by SEC rules, to be included in our annual proxy statement;
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evaluating and assessing potential and current compensation advisors to the committee in accordance with the independence standards identified in the applicable Nasdaq rules;
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retaining and approving the compensation of any compensation advisors;
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reviewing and approving the retention or termination of, and obtaining the advice of, any consulting firm or outside advisor engaged to assist the committee in the evaluation of compensation matters;
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periodically reviewing and revising a peer group of companies against which to assess the Company’s executive and non-employee director compensation programs and practices; and
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reviewing the results of any stockholder proposals or votes related to executive compensation.

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities. For example, to the extent permitted by applicable law and the provisions of a given equity-based plan, the compensation committee may delegate to a committee consisting of one or more of our executive officers, including the chief executive officer, all or part of the authority and duties, with respect to granting stock awards, to any individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee, such power to be subject to the parameters and limitations set forth in the applicable resolutions adopted by the compensation committee. Additionally, to the extent permitted by applicable law and the provisions of any employee benefit plan, the compensation committee may delegate any of its duties, responsibilities or authority in connection with any employee benefit plan to members of management as the compensation committee deems appropriate.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2024, the members of our compensation committee included Mr. Chase, Dr. Cohen, Ms. Bhanji and Mr. Goff. None of the members of our compensation committee was an employee or executive officer of Intellia during 2024, a former executive officer of Intellia, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the compensation committee.

Nominating and Corporate Governance Committee

Drs. Verwiel and Goodman served on the nominating and corporate governance committee throughout 2024, with Dr. Verwiel serving as committee chair. Dr. Keresty joined the nominating and corporate governance committee on February 2, 2024, and Ms. Bhanji served as a member through February 2, 2024, when she was appointed to the compensation committee. The nominating and corporate governance committee currently consists of Drs. Verwiel, Keresty and Goodman and Mr. Goff, who was appointed to the committee in April 2025. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2024, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

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developing and recommending to the board of directors, on an annual basis, the requisite skills and criteria for board and committee membership, as well as the composition of the board as a whole;
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reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
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establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
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identifying individuals qualified to become members of the board of directors;
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recommending to the board of directors the persons to be nominated for election as directors at each annual meeting of stockholders and, in the case of board vacancies, recommending director nominees to the board to fill any such vacancies;
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recommending to the board of directors the directors to serve on each of the board’s committees;
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developing and recommending to the board of directors a set of corporate governance guidelines, and periodically reviewing and making recommendations to the board of directors regarding such corporate governance guidelines;
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overseeing the assessment of the effectiveness of our board of directors and its committees;
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in regard to the consideration of any director candidates recommended by stockholders, providing a description of the material elements of a policy for considering any such director candidates, which shall include, but need not be limited to, a statement as to whether the committee will consider director candidates recommended by stockholders, and describing the procedures to be followed by stockholders in submitting such recommendations;
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reviewing all stockholder proposals submitted to the Company and their compliance with existing corporate requirements;
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assisting in the development of and recommending to the board of directors policies and programs with respect to environmental, health, safety, social responsibility and governance matters and monitoring the Company’s performance in implementing such policies and programs;
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evaluating the directors and executive officers’ external commitments as they relate to independence-related requirements;
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overseeing the Company’s succession planning; and
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overseeing the onboarding process and continuing education of the board members.

Science and Technology Committee

The board of directors established the science and technology committee in April 2024. Ms. Bhanji and Drs. Cohen, Goodman and Keresty were appointed as the initial members of the science and technology committee, with Dr. Goodman as committee chair, and remain as committee members currently. During the fiscal year ended December 31, 2024, the science and technology committee met one time. The science and technology committee’s responsibilities may include:

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reviewing, evaluating, and advising the board of directors regarding the long-term and strategic goals, and the quality and direction, of the Company’s science and technology programs and investments, including current and potential internal and external programs and investments;
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assessing the progress of scientific program implementation and execution, including pipeline progress;
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assessing the infrastructure and talent of the research and development organizations of the Company;

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considering significant emerging science and technology issues and trends that may impact, or present an opportunity for, the Company; and
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evaluating and advising the board of directors regarding the soundness, opportunities and risks associated with the products, programs and technologies in which the Company is, or is considering, investing its technology and research and development efforts, including risks and opportunities related to the Company’s manufacturing and regulatory strategies.

Board and Committee Meetings Attendance

The full board of directors met five times during 2024. During 2024, each member of the board of directors attended virtually or in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders. All members of the board of directors then in office attended the annual meeting of stockholders on June 12, 2024.

Stock Ownership Guidelines

The compensation committee has implemented stock ownership and retention guidelines (the “Guidelines”) for our directors and executive officers (“Covered Individuals”) to ensure they have a long-term equity stake in Intellia, to closely align the interests of both the directors and executive officers to those of our stockholders and to further our commitment to corporate governance.

Under the Guidelines, Covered Individuals must maintain stock ownership at a level of at least three times their annual retainer (excluding any committee retainers) or base salary, as applicable. For purposes of the Guidelines, stock ownership includes the value of common stock (including shares owned upon the vesting of restricted stock units) and 65% of the value of unvested restricted stock units subject to time-based vesting. No stock options or unvested restricted stock units that are subject to performance-based vesting are counted toward stock ownership for purposes of the Guidelines.

Covered Individuals are expected to make a good faith effort to reach the level of ownership specified in the Guidelines by the later of the last day of (1) the 2027 fiscal year or (2) the year containing the fifth anniversary of the individual becoming a Covered Individual. Until the Covered Individual meets the required equity ownership under the Guidelines, he or she is required to retain (i) 50% of all Company shares acquired during the phase-in period (net of shares withheld to cover the exercise price or tax withholding obligations); or (ii) 100% of all shares he or she acquires after the phase-in period (net of shares withheld to cover the exercise price or tax withholding obligations). All Covered Individuals have either reached compliance or are within their phase-in period.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when a director or executive officer is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy expressly prohibits our directors, executive officers, and all employees and their respective affiliates from engaging in short sales, which are the sale of securities of the Company that are not owned by such individual or entity at the time of the sale. Further, our directors, executive officers, and all other employees and their respective affiliates may not engage in any purchase or sale of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our directors, executive officers, and all other employees and their respective affiliates from borrowing against Company securities held in a margin account or, without prior approval from the audit committee (which will only be granted if the director, executive officer or employee can demonstrate the financial capacity to repay the loan without depending on the pledged securities), pledging our securities as collateral for a loan. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our insider trading policy is filed with our 2024 Annual Report as Exhibit 19.1.

Rule 10b5-1 Trading Plan Policy

We have adopted a Rule 10b5-1 trading plan policy, which permits our officers, directors, employees and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our Company.

Compensation Recovery Policy

On September 13, 2023, we adopted an amended and restated policy for recoupment of incentive compensation (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards (the “final clawback rules”), which covers our current and former executive officers, including all of our named executive officers. Under the Clawback Policy, in the event that we are required to prepare a restatement of our previously issued financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we are required to recover (subject to certain limited exceptions described in the Clawback Policy and permitted under the final clawback rules) any cash or equity incentive-based compensation received by any current or former executive officer after the effective date of the Clawback Policy and in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all members of our board of directors, and to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at http://ir.intelliatx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K. If a non-independent director is appointed to serve on the audit, compensation or nominating and corporate governance committees, we will disclose the exception and/or limited circumstances on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board of directors is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing our chairperson of the board of directors to lead the board of directors in its fundamental role of providing strategic advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to evolve and expand. While our third amended and restated by-laws and our third amended and restated corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, research, development and clinical activities, operations, manufacturing, talent, strategic direction, cybersecurity, legal compliance and intellectual property (“IP”). Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee is responsible for reporting on the discussion to the full board of directors during the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Our Commitment to Stakeholders and Our Community

We are a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies. Since our inception, we have focused on leveraging gene editing technology to develop novel, first-in-class medicines that address important unmet medical needs and advance the treatment paradigm for patients. Our objective is to build a sustainable company delivering on our commitment to the patients we serve, our employees, our community, our environment, and our stockholders. We believe that objective is advanced by following good governance principles, responsibly fostering a collaborative environment for our employees, including diverse backgrounds and experiences, and maintaining a commitment to have a positive impact on our employee community and the communities in which we work and live. We believe the success of our mission largely depends on our ability to attract and retain highly skilled employees.

Our nominating and corporate governance committee is responsible for overseeing the Company’s assessment, strategy and management of environmental, social and governance (“ESG”) responsibilities.

Our Culture and Values

Our culture is rooted in four core values, with the overarching theme of the commitment we have made to our community and each other to act as one team to explore new ways of treating disease, disrupt the status quo, and deliver life-changing therapies:

One: • Respect for individuals and our unique qualities, strengths, and experiences • Our single-minded determination to excel and succeed together • Trust and rely on every one of us to triumph	Explore: • Seek new ways to tackle disease • Open our minds to be free from assumptions and be open to new ideas • Stay curious and push boundaries • Think of new ways to overcome obstacles
Disrupt: • Think courageously to create a better future • Defy conformity and interrogate the status quo • Challenge thoughts and use skepticism and imagination to develop innovative solutions	Deliver: • Focus on the objective and your determination to complete the task • Advance relentlessly and maintain high standards • Stay accountable and pull your weight

We believe these values help us build an organization where talented people from all backgrounds can make meaningful contributions to our commitment to patients and also grow their careers. Our core values guide how we work together and deliver on our mission.

We bring our values to life with programs and policies that foster and enhance our culture. Examples include:

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Employees actively participate in our employee engagement programs, which are designed as a grassroots approach to employee engagement, with support and guidance from our executive leadership team. Our engagement programs are an expression of our Company values, and focus on areas including: mentorship; career development; social activities and affinity groups.
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Recognition programs, such as annual values awards, which recognize employees who embody our core values and make strong contributions to our culture.
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Talent management and development strategies that focus on regular coaching and feedback, collaboration and inclusivity to foster strong partnerships.
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Regular all-Company meetings (known as Town Halls) to discuss key Company updates, achievements, research and development progress and answer questions or concerns from our employees.

Our Employees

As we build our Company and execute our strategy, we continue to support a culture that celebrates diverse expertise and experiences and fosters collaboration inside the organization and in our community. We believe in enabling and supporting a collaborative environment that allows our employees’ varying voices to be heard and reinforces our Company values. As part of our efforts to foster a collaborative environment, support employee engagement, and attract top talent, we provide several types of development trainings for our management teams, including our human resources recruiting team, such as bias awareness training. In addition, we have sponsored career fairs and conferences at organizations focused on scientists and other highly skilled biotechnology professionals with diverse experiences and backgrounds.

Investing in our employees’ personal and career growth is an important priority at Intellia. We aim to provide a wide range of on-the-job development opportunities, as well as in-person, virtual and off-site training seminars, and tools. We believe employees at all levels are leaders at Intellia. Leadership Competencies, Career Ladders and Job Descriptions are clearly defined to help our employees understand their individual career journey. We offer a variety of training programs that support our employees at every level. This starts with our New Employee Orientation Program, which provides new hires with the information they need to integrate and be successful. We offer Development Days and mentorship opportunities focused on education, learning new skills and showcasing different career paths. As part of these initiatives, programming is tailored to the topics of interest identified by employees. Internal job opportunities are highlighted to promote job mobility. Annually, our employees work with their managers to set professional development goals and an action plan. Our goal is to ensure employees have the necessary skills to meet their current responsibilities optimally, as well as develop new abilities for the future. We invest in developing the next wave of people managers at the Company. Our New Manager Orientation and Manager Effectiveness Programming, as well as both Leadership and VP forums, aim to refine managerial skills in the areas of coaching for performance, development planning and leadership.

We offer a comprehensive compensation package, which includes a competitive salary, health, dental, vision and disability insurance, and a 401(k) match. In addition, employees generally receive Company equity upon the start of their employment with the Company and on an annual basis, and can also participate in our employee stock purchase program. We also have a tuition reimbursement program and sponsor immigration applications as appropriate. To ensure engagement and well-being, our employees have access to various 100%-paid leave of absence programs, including medical, family, and bonding leaves. Additional programs our employees have access to include our employee assistance program, a free onsite gym, and Company-sponsored employee-led clubs and teams. We are committed to equitable pay, and we do not discriminate in recruitment, hiring, training, promotion or any other employment practices for reasons of race, color, religion, gender, gender expression, national origin, age, sexual orientation, marital or veteran status, disability, or any other legally protected status. We conduct comprehensive pay equity analyses on a routine basis. We have taken a flexible approach to supporting our employees in managing their work and personal responsibilities, with a focus on employee wellbeing.

Our Community

We take our responsibility as a member of our local community seriously. Through our Cultural Ambassadors program and other initiatives, our employees volunteer to serve and fundraise for homeless shelters, community beautification projects, and educational initiatives, particularly STEM mentoring initiatives, in underserved communities. In addition, we have partnered with the United Negro College Fund and established an Intellia scholarship for college students from underrepresented groups pursuing life science majors.

Our Environment

Although we currently have a small ecological footprint, we believe we can make a difference in protecting our environment. To reduce pollution and avoid traffic congestion, we provide transportation benefits to our employees to encourage the use of non-automobile-based transportation, such as public transportation, cycling, and walking. In addition, we have on-site recycling and composting programs in all our locations. As part of our environmental and sustainability efforts, we have replaced plastic utensils and single-use drinkware with reusable and washable cutlery and glassware.

Communication with the Directors of Intellia

Any interested party with concerns about our Company may report such concerns to the board of directors, or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Intellia Therapeutics, Inc.
40 Erie Street, Suite 130
Cambridge, Massachusetts 02139
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Intellia’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The recipient director may discuss the matter with Intellia’s legal counsel, with independent advisors, with non-management directors, or with Intellia’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying their own discretion.

Communications may be forwarded to other directors if, for example, they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we may receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Intellia regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees or other persons of concerns regarding questionable accounting, internal accounting controls or auditing matters. Intellia has established a toll-free telephone number and email for reporting concerns regarding these and other compliance matters. Reports can be made anonymously and will be forwarded to the chairperson of the audit committee of the board of directors and Intellia’s chief compliance officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to the following “named executive officers.”

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John M. Leonard, M.D., our president and chief executive officer
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Edward J. Dulac III, our executive vice president, chief financial officer and treasurer
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James Basta, J.D., our executive vice president, general counsel and corporate secretary
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David Lebwohl, M.D., our executive vice president, chief medical officer
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Laura Sepp-Lorenzino, Ph.D., our former executive vice president, chief scientific officer
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Michael P. Dube, our vice president, chief accounting officer and interim principal financial officer from July 1, 2024 through July 21, 2024
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Glenn G. Goddard, our former executive vice president, chief financial officer and treasurer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary and Company Background

We are a leading clinical-stage gene editing company, focused on revolutionizing medicine with CRISPR-based therapies. To fully realize the transformative potential of CRISPR/Cas9-based technologies, we are building a full-spectrum gene editing company, by leveraging our modular platform, to advance in vivo and ex vivo therapies for diseases with high unmet need by pursuing two primary approaches. Our in vivo programs use CRISPR/Cas9 to enable precise editing of disease-causing genes directly inside the human body. In addition, we are advancing ex vivo applications to address immuno-oncology and autoimmune diseases, where we use CRISPR/Cas9 as the tool to create the engineered cell therapy. For our ex vivo programs, CRISPR/Cas9 is used to engineer human cells outside the body. Our deep scientific, technical and clinical development experience, along with our robust IP portfolio, have enabled us to unlock broad therapeutic applications of CRISPR/Cas9 and related technologies to create new classes of genetic medicine.

Our mission is to transform the lives of people with severe diseases by developing curative genome editing treatments.

Our lead in vivo product candidates, nexiguran ziclumeran (“nex-z”, also referred to as NTLA-2001) for the treatment of transthyretin (“ATTR”) amyloidosis and NTLA-2002 for the treatment of hereditary angioedema (“HAE”), are the first CRISPR-based therapy candidates to be administered systemically, via intravenous infusion, for precision editing of a gene in a target tissue in humans. In addition, we are advancing ex vivo programs, wholly owned and in collaboration with partners, to develop product candidates for the treatment of immuno-oncology and autoimmune diseases, and multiple in vivo programs, also wholly owned and in collaboration with partners, to address diseases with significant unmet medical need by delivering gene editing therapeutics to organs outside the liver.

We are cognizant that, to be successful, we need to recruit and retain executives that have excellent scientific, business and functional expertise, broad experience in the biopharmaceutical industry, and the capability to produce desired strategic and operational results. Accordingly, our executive officers’ compensation accounts for each individual’s expertise and experience, as well as such individual’s contribution to our Company’s objectives for the year based on our operational and individual performance metrics, and the need to incent long-term execution. This approach to executive compensation is aligned with the interests of our stockholders because it ensures that we can attract and retain key leaders while ensuring that each is incentivized to deliver optimal results for the Company. We believe in paying for performance, and the Company achieved substantially all of its goals for 2024, translating into a 95% corporate bonus multiplier.

Objectives of the Compensation Programs

The goals of our compensation programs are to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

We believe a significant portion of compensation should align directly with stockholder interests (i.e., “Pay For Performance”). To achieve that, we provide our executive officers with a significant portion of their compensation through equity awards, to promote the maximization of stockholder value by aligning the interests of our executive officers and stockholders, as well as cash incentive compensation that is earned based upon the achievement of significant corporate objectives for the year, including our operational and individual performance metrics. Our programs were specifically designed to align named executive officer and stockholder interests as the amount of compensation a named executive officer receives will vary based on our corporate performance against objective corporate goals. In addition, our named executive officers derive value from equity compensation from the appreciation in the price of shares of our common stock, which in the future is likely to fluctuate based on our corporate performance in relation to corporate goals.

The Company, including its board of directors and its compensation committee, considers a myriad of factors in making compensation decisions. Among these factors are the current and expected local, national and international market conditions; compensation practices of peer biopharmaceutical companies; the Company’s market value and financial position; and the talent market, including the availability of, and demand for, particular skills and expertise. We expect that we will continue to take these factors into account as we make compensation decisions in 2025 and beyond.

Components and Objectives of the Compensation Program

The compensation programs for our executive officers are designed to provide the following:

Compensation Element	Objective	Features
Base salary	To attract and retain highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience and individual contributions.
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; and motivate and attract executives.	Variable component of pay based on annual corporate and individual quantitative and qualitative goals.
Equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; promote long-term retention; and reward outstanding Company and individual performance.

Typically, subject to multi-year vesting based on continued service and Company performance in the case of our performance-based awards.

Any intrinsic value derived from awards in the form of stock options and time-based restricted stock units directly depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

Annual performance-based restricted stock units have vesting criteria linked directly to the Company’s total stockholder return (“TSR”) over a three-year period compared to the companies comprising the Nasdaq Biotechnology Index as of the grant date. In addition, in 2024, we granted one-time performance-based restricted stock units that are earned based upon the achievement of significant clinical milestones, subject to a modifier that can increase or decrease the number of restricted stock units that are earned by up to 25% based on the Company’s relative TSR compared to the companies comprising the Nasdaq Biotechnology Index as of the grant date.

The breakdown of the above compensation elements for our CEO and, on average, for our other NEOs, on a percentage basis of total target compensation, is as follows:

2024 Say-on-Pay Vote and Engagement with Intellia Stockholders

At our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), our say-on-pay proposal (the “2024 Say-on-Pay Proposal”) was approved, on a non-binding advisory basis, with approximately 97.9% support.

We view the strong support expressed in the 2024 Say-on-Pay Proposal as a general endorsement of our compensation program. As part of our commitment to stockholder engagement and responsiveness, we engaged in investor outreach activities and discussions after the 2024 Annual Meeting. Similar to prior years, we reached out to stockholders representing 67% of ownership to request feedback on various topics, including our executive compensation program and corporate governance topics. We met via teleconference with all stockholders who expressed interest and availability to provide feedback. Intellia was represented by certain executive officers, along with other senior managers and employees in our investor relations function. This stockholder outreach supplemented our year-round outreach and engagement with stockholders as part of our investor relations program, during which we are open to discuss any topic or issue raised by our stockholders. In addition, in early 2025, before filing this proxy statement, as part of our commitment to stockholder engagement and responsiveness and in conjunction with our plan to propose the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan, we engaged in outreach to our top stockholders to request feedback and answer any questions they had about our strategy, compensation, and governance. We reached out to stockholders, representing 67% of ownership, and met with all who replied and were willing to meet, representing 37% of ownership. We also took this opportunity to discuss Intellia’s equity compensation program, and its importance to our overall compensation program and execution of our strategy, including attracting and retaining key employees, and corporate priorities over the next two years ahead of our intended first commercial launch.

We shared the feedback received with our board of directors and its committees throughout the year. We value feedback from our stockholders and continue to evaluate feedback received to determine what actions are appropriate and in the best interest of our stockholders and the Company, including the timing and scope of any potential actions.

Compensation Program Governance

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do

✓ Maintain a compensation committee consisting entirely of independent board members

✓ Maintain an industry-specific size appropriate peer group for benchmarking compensation

✓ Target compensation based on market norms

✓ Deliver executive compensation primarily through variable, at-risk and performance-based pay

✓ Award performance-based equity that directly aligns stock price performance and pay

✓ Offer market-competitive benefits to executives that are consistent with the rest of our employees

✓ Consult with an independent compensation consultant on current compensation data, levels and practices for our industry, location and corporate characteristics

✓ Maintain stock ownership guidelines in order to align executive officer interests with those of stockholders

✓ Perform stockholder outreach with thoughtful consideration of feedback received

✓ Implement caps on payments under our annual cash incentive plan and performance-based long-term incentive plan

✓ Mandatory clawback of excess compensation in the event of an accounting restatement

× Allow short sales or margin calls of equity or non-approved hedging or pledging

× Allow for re-pricing of stock options without stockholder approval

× Grant stock options with an exercise price that is less than the fair market value of our common stock on the date of grant (i.e., no discounted stock options)

× Count unexercised options or unearned performance shares toward the achievement of ownership guidelines

× Provide excessive perquisites

× Provide supplemental executive retirement plans

× Provide tax gross-up payments for any change in control payments

× Provide cash or equity severance compensation upon a change in control unless employment is terminated (i.e., requires a “double trigger”)

Role of the Compensation and Talent Development Committee in Setting Executive Compensation

Our board of directors and its compensation committee annually review the compensation for each of our executive officers in relation to our peers (see “Defining and Comparing Compensation to Market Benchmarks” section below). In setting executive cash compensation (base salaries and incentive cash bonuses) and granting equity incentive awards, the compensation committee and the board of directors consider compensation for comparable positions in the market; the qualifications, experience and historical compensation levels of our executives; each officer’s individual performance as compared to our expectations and objectives; our desire to motivate the executive to achieve short- and long-term results that are in the best interests of our stockholders; and the desire and need to ensure the executive’s long-term commitment to our Company. The compensation committee and the board of directors generally target compensation for each executive officer to be competitive with the compensation provided by our peers for the same or a similar position. They use independent third party benchmark analytics as a reference point to inform compensation decisions for each executive, including the mix of base salary, bonus and long-term incentives.

Our board of directors or our compensation committee has historically determined the compensation of each of our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executive officers other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above as well as considerations specific to each executive officer (including, but not limited to, each executive officer’s experience, education, and responsibilities), the compensation committee then approves, or recommends to the board of directors for approval, the compensation for each executive officer. Compensation determinations for our executive officers are made without members of management present.

The compensation committee continued to retain the services of Pay Governance, LLC (“Pay Governance”) as its external compensation consultant until July 2024. In July 2024, Alpine Rewards, LLC (“Alpine”) was appointed by the compensation committee to be the compensation committee’s new compensation consultant, replacing Pay Governance. The board of directors and the compensation committee considered Pay Governance’s and Alpine’s data, analysis and recommendations on certain compensation matters as they deemed appropriate before ultimately setting compensation for the Company’s executive officers.

Role of the Compensation Consultant

The role of the compensation consultant, as engaged throughout the year, was to advise on executive compensation matters including: overall compensation program design (including our performance-based equity award program), peer group development and updates, and director and executive compensation benchmarking. We developed our compensation programs after reviewing publicly available compensation data and subscription survey data for our peer group, provided by Pay Governance and Alpine. Pay Governance and Alpine reported or report directly to our compensation committee. Our compensation committee assessed the independence of Pay Governance and Alpine consistent with Nasdaq listing standards and has concluded that the engagements of Pay Governance and Alpine did not raise any conflicts of interest.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers for 2024, our compensation committee, using information provided by Pay Governance, established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•
companies whose location, strategic focus, number of employees, development stage and market capitalization are similar, though not necessarily identical, to ours;
•
companies with similar executive positions to ours;
•
companies against which we believe we compete for executive and employee talent; and
•
public companies generally based in the U.S., whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, upon review of the analysis prepared by Pay Governance, our peer group for 2024, as approved by our compensation committee, was comprised of the following 19 companies:

Allogene Therapeutics, Inc.	Denali Therapeutics Inc.	Prime Medicine, Inc.
Alnylam Pharmaceuticals, Inc.	Editas Medicine, Inc.	Sana Biotechnology, Inc.
Arrowhead Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Verve Therapeutics, Inc.
Beam Therapeutics Inc.	Karuna Therapeutics, Inc.	Vir Biotechnology, Inc.
BridgeBio Pharma, Inc.	Legend Biotech Corporation	Xencor, Inc.
Cerevel Therapeutics Holdings, Inc.	Lyell Immunopharma, Inc.
CRISPR Therapeutics AG	Mirati Therapeutics, Inc.

We believe that the compensation practices of our 2024 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers during 2024.

Notwithstanding any potential similarities with the 2024 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Our compensation committee and board of directors generally target guidelines for compensation for our executive officers at approximately the midpoint of our peer group and long-term incentive compensation at approximately the 50th percentile of our peer group. Although the compensation committee and the board of directors target compensation per the above, they also consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established Company goals, in determining variations to this general target range.

Other Key Performance Factors in Determining Executive Compensation

As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory and marketing approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for a clinical stage biopharmaceutical company such as Intellia. Instead, the specific performance factors our compensation committee considers when determining the compensation of our named executive officers include:

•
initiation and progress of preclinical and clinical studies for our product candidates;
•
key research and development achievements;
•
establishment and maintenance of key strategic relationships and new business initiatives, including financings; and
•
development of organizational capabilities to manage, protect and sustain our operational and strategic execution and growth.

These performance factors are considered by our compensation committee and board of directors in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executives.

2024 Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Prior to making its decision, our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.

Effective January 1, 2024, as part of our annual review, our compensation committee approved merit increases in base salary for each of our then-serving named executive officers based on their overall performance, the growth of our Company and to maintain competitive cash compensation levels compared to our peer group. The table below sets forth the 2024 base salary, 2023 base salary and the adjustments to base salary for each of our named executive officers for 2024:

Name	2023 Base Salary ($)	2024 Base Salary ($)	% Increase over 2023
John M. Leonard, M.D.	660,000	687,000	4.1%
Edward J. Dulac III (1)	N/A	510,000	N/A
James Basta, J.D.	460,000	479,000	4.1%
David Lebwohl, M.D.	495,000	520,000	5.1%
Laura Sepp-Lorenzino, Ph.D.	492,000	512,000	4.1%
Michael P. Dube (2)	350,000	364,000	4.0%
Glenn G. Goddard (3)	468,000	487,000	4.1%

(1) Mr. Dulac was appointed as executive vice president, chief financial officer and treasurer effective July 22, 2024.

(2) Mr. Dube serves as our vice president, chief accounting officer and served as our interim principal financial officer from July 1, 2024 through July 21, 2024.

(3) Mr. Goddard resigned as executive vice president, chief financial officer and treasurer effective June 30, 2024.

2024 Annual Cash Incentive Program

Our compensation committee aims to determine an appropriate mix of cash payments and equity incentive awards to incentivize each executive to meet short- and long-term goals and objectives. In December 2023, our compensation committee approved specific goals and weightings related to each of the four corporate goal categories described below and, in February 2024, our compensation committee approved the annual performance-based cash incentive program for 2024, including the opportunity for eligible participants to earn incentive awards above established bonus targets based on the Company’s performance against 2024 corporate goals and individual performance towards corporate goals.

The table below shows the target award under the annual performance-based cash incentive program as a percentage of each named executive officer’s annual base salary in 2024, the target cash award opportunity in dollars for 2024 and the actual cash bonus payments to our named executive officers for 2024 performance, which were paid in March 2025, as well as the actual bonus payment as a percentage of the target award opportunity. The details regarding the determination of these cash bonus awards are discussed below. Mr. Goddard resigned as executive vice president, chief financial officer and treasurer effective June 30, 2024 and did not receive a cash incentive bonus for 2024.

Name	2024 Target Cash Incentive Award (% of 2024 Base Salary)	2024 Target Cash Incentive Award Opportunity ($)	2024 Actual Cash Incentive Award Payment ($)	2024 Actual Cash Incentive Award Payment (% of 2024 Target Cash Incentive Award Opportunity)
John M. Leonard, M.D.	65%	446,550	424,223	95%
Edward J. Dulac III	40%	204,000	203,490	100%
James Basta, J.D.	40%	191,600	166,185	87%
David Lebwohl, M.D.	40%	208,000	201,552	97%
Laura Sepp-Lorenzino, Ph.D.	40%	204,800	184,832	90%
Michael P. Dube	30%	109,200	103,740	95%

Under the 2024 annual performance-based cash incentive program, awards were determined by the following formula:

Base Salary	X	Target Bonus Percentage	X	Start Date Proration (if any)	X	Individual Achievement	X	Corporate Achievement	=	Annual Performance-Based Cash Bonus Earned

Dr. Leonard’s 2024 bonus was entirely based on his leadership and execution of the Company with regard to the achievement of its corporate goals for the year. Mr. Dulac, Mr. Basta, Drs. Lebwohl and Sepp-Lorenzino’s individual performance toward corporate goals relevant to their functions in 2024 was considered in determining their overall performance and final award. Mr. Dulac’s bonus was not prorated, as is specified in his employment agreement. The compensation committee determines each named executive officer’s individual performance by considering the performance relative to the executive officer’s functional attainments and impact on corporate goals, as well as other factors related to each executive’s conformance with the Company’s core values and policies and the expected competencies and skills for the executive’s job. Mr. Dube’s compensation was not individually determined by the compensation committee as he is not an executive officer.

In making its determination regarding awards under the 2024 annual performance-based cash incentive program, our compensation committee considered our success against our 2024 corporate goals. The 2024 corporate goals approved by our board of directors and compensation committee and the relative weightings assigned to each goal, as approved by our compensation committee, were as follows:

2024 Corporate Goal Categories	Relative Weighting
Develop CRISPR-Based Medicines	70%
Advance our Science	10%
Build for Long-Term Sustainability	14%
Be the Best Place to Make Therapies	6%

The compensation committee determined that overall, for 2024, the Company achieved 95% of the established corporate goals.

Specific achievements that the compensation committee and the board of directors reviewed to support the actual cash bonus payments set forth above included the following:

•
Dosed first patient in the Phase 3 MAGNITUDE study of nex-z, as a single-dose CRISPR-based treatment for ATTR-CM.
•
Initiated and dosed first patient in the Phase 3 HAELO study of NTLA-2002, as a single-dose CRISPR-based treatment for HAE.
•
Cleared investigational new drug (“IND”) application for Phase 3 MAGNITUDE-2 study of nex-z for the treatment of ATTRv-PN.
•
Extended follow-up data reaching over two years in the earliest patients dosed, reinforcing the potential of NTLA-2002 to be a single-dose treatment for people living with HAE with a favorable safety and tolerability profile observed at all dose levels.
•
Announced first clinical evidence from ongoing Phase 1 study that nex-z may favorably impact disease progression in ATTR.
•
Announced strategic collaboration with ReCode Therapeutics to develop novel gene editing therapies for people living with cystic fibrosis.

•
Ended 2024 with approximately $862 million in cash, cash equivalents and marketable securities, with the expectation that it will fund operations through the first half of 2027.
•
Continued to secure supply chain and relevant materials and systems to support our current and projected clinical trials for our in vivo and ex vivo therapies.
•
Welcomed Mr. Goff to our board of directors, bringing extensive commercialization experience and track record of success leading rare disease product launches, and Mr. Dulac as our new executive vice president, chief financial officer and treasurer, who brings 20 years of combined finance, business development and corporate strategy experience in the bio-pharmaceutical industry.
•
Attracted and retained an engaged and skilled workforce by executing on employee survey action plans and our talent development strategy in accordance with approved timelines.
•
In 2024, we continued focus on developing our employees and providing on the job development supplemented with formal trainings externally and internally.
•
In 2024, we continued to sustain and build our culture focused on our corporate values of ONE, DELIVER, DISRUPT and EXPLORE.

Based on the considerations described above and individual performance toward corporate goals relevant to their functions, the compensation committee determined actual bonus amounts for the named executive officers, which amounts are set forth in the Bonus column of the Summary Compensation Table below.

Long-Term Incentives

Our long-term incentive program is designed to:

•
reward demonstrated leadership and performance;
•
align our named executive officers’ interests with those of our stockholders;
•
retain our named executive officers;
•
maintain competitive levels of executive compensation;
•
motivate our named executive officers for outstanding future performance; and
•
provide meaningful compensation aligned with stockholder interests while preserving cash to fund operations.

The market for qualified and talented executives in the biopharmaceutical and gene-editing industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

We typically grant equity to each of our executive officers upon commencement of employment, annually in conjunction with our review of individual and corporate performance, or, at other times throughout the year, in connection with a promotion, significant change of responsibilities or as a special incentive. All equity awards to our executive officers are reviewed and approved by our compensation committee or, in the case of awards to our president and chief executive officer, by the board of directors. Equity awards may vary among our executive officers based on their functional responsibilities and annual performance assessments. In addition, our compensation committee reviews all components of an executive’s compensation to ensure that his or her total compensation is consistent with our overall philosophy and objectives.

In 2024 the compensation committee continued to incorporate awards in the form of stock options, time-based restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”) to our named executive officers and other senior executives of the Company. Annual equity compensation awards were delivered to named executive officers other than Mr. Dube in the form of 40% stock options, 40% RSUs and 20% PSUs. Mr. Dube, who served as interim principal financial officer for a portion of July 2024, is not an executive officer and was awarded solely RSUs in 2024. The PSUs have the potential to vest after a period of three years and the number of shares earned will depend on the Company’s TSR, a market condition, over that period relative to a defined group of biotechnology companies (the “market-based PSUs”). Note that the mix of equity shown in the Summary Compensation table and the Grants of Plan-Based Awards Table differs from the mix described above due to the requirement to calculate the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) in those tables, which, for PSUs, takes into account the probable outcome of the performance metrics and is calculated using a Monte Carlo valuation. The compensation committee structured the mix of equity vehicles and the relative weight assigned to each type of award to motivate stock price appreciation over the long-term through stock options, which deliver value only if the stock price increases, and to reduce the dilutive effect of equity awards while ensuring some amount of value delivery through RSUs. Additionally, the compensation committee granted market-based PSUs, which vest only if certain relative TSR metrics are achieved. The compensation committee felt it was appropriate to incorporate market-based PSUs again in 2024 to further align the interests of our named executive officers with those of our stockholders over the long-term. However, the market-based PSUs were assigned a lower weight than stock options and RSUs as they are not prevalent in the pre-commercial biotechnology market. Further, the compensation committee believes that stock options have an inherent performance orientation, only creating intrinsic value when the stock price increases.

In 2024, the compensation committee and the board of directors also granted a one-time PSU award that is earned based upon achievement of pre-determined clinical milestones with a relative TSR modifier (the “clinical PSUs”) to our named executive officers, other than Mr. Dube, and other senior executives of the Company. PSUs granted prior to 2024 are earned solely based on relative TSR. Given the current overall market conditions, relative TSR is not as controllable, and therefore not as inherently motivating. The one-time PSUs granted in 2024 are tied to specific and controllable value-driving clinical and research milestones with a modifier for relative TSR. These clinical PSUs, to the extent earned, vest on January 1, 2027. The number of shares earned based upon the achievement of pre-determined clinical milestones can range from 0% to 200% of the target number of PSUs granted. Following the determination of the achievement of clinical milestones, the number of earned shares awarded will be subject to adjustment based on the application of a relative TSR modifier, which can reduce or increase the number of shares earned based on the achievement of clinical milestones by up to 25% but no more than 250% of the target number of PSUs granted can be earned based upon achievement of the clinical milestones and the TSR modifier. The compensation committee believes that the performance milestones, if achieved, will provide significant value to stockholders and felt it was appropriate to incorporate these clinical PSUs into the long-term incentive award mix in 2024 in recognition of the importance of the Company’s developmental milestones over the next two years ahead of our intended first commercial launch.

Specific milestones included for these clinical PSUs are:

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Site activation goals for our MAGNITUDE clinical trial of nex-z for the treatment of ATTR-CM.
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Completion of enrollment for our MAGNITUDE clinical trial of nex-z for the treatment of ATTR-CM.
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Completion of enrollment for our Phase 3 clinical trial in NTLA-2002 for HAE.
•
Filing of our first BLA for NTLA-2002 for HAE.
•
Other research and early development milestones, not described here as they involve confidential trade secrets, the disclosure of which would result in competitive harm to the Company.

In February 2024, the compensation committee (or, in the case of Dr. Leonard, the board of directors) approved a grant, effective March 1, 2024, of time-based stock options, time-based RSUs, market-based PSUs and clinical PSUs to each of our named executive officers who were then serving as executive officers in recognition of achievements and performance during 2023 and for expected continued contributions. Mr. Dube was granted RSUs on March 1, 2024 in recognition of achievements and performance during 2023 and for expected continued contributions. All of the March 1, 2024 awards have a vesting commencement date of January 1, 2024.

In June 2024, in connection with his hire, the board of directors approved a grant, effective July 22, 2024, of time-based stock options, time-based RSUs, market-based PSUs and clinical PSUs to Mr. Dulac. Mr. Dube was also granted time-based RSUs in July 2024 in recognition of his service as interim principal financial officer.

All stock options granted by the Company, including those made to our executives, have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not recognize any value from his or her stock options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation. Vesting generally ceases upon termination of service to the Company. Generally, the stock options we grant to our employees have a ten-year term and stock option exercise rights typically cease three months following termination of service, except in the case of death or disability, or if otherwise modified pursuant to an agreement approved by the compensation committee or the board of directors as described in the “Benefits and Other Compensation” section below. Annual stock option awards granted to our executive officers in 2024, including our named executive officers, as detailed below, vest over three years, with 33% of the shares vesting on the first anniversary of the vesting commencement date, and then, as to the remainder, monthly thereafter in substantially equal installments until the third anniversary of the vesting commencement date.

All RSUs granted in 2024 to our named executive officers vest over three years in substantially equal annual installments with the exception of the time-based RSUs granted to Mr. Dube in July 2024, which vest over two years in substantially equal annual installments. Vesting generally ceases upon termination of service with the Company.

All market-based PSUs granted in 2024 to our named executive officers have a performance period of three years and the number of shares that are actually earned and vest will depend on the Company’s TSR compared to the TSRs of the companies that comprise the Nasdaq Biotechnology Index according to a sliding scale below.

Comparison of Company Common Stock against Nasdaq Biotechnology Index	Award Vesting
90th percentile +	200%
75th percentile	150%
50th percentile	100%
30th percentile	50%
< 30th percentile	None

All clinical PSUs granted in 2024 to our named executive officers have a three-year performance period and actual vesting will depend on the achievement of the significant clinical performance goals described above and a relative TSR modifier over the performance period. The relative TSR modifier can increase the number of PSUs earned based upon achievement of the clinical milestones and applies as follows:

Comparison of Company Common Stock against Nasdaq Biotechnology Index	Relative TSR Modifier
80th percentile +	1.25x
50th to 80th percentile	1.0x
50th percentile or below	.75x

Prior to the exercise of an option or vesting of an RSU or PSU, the option, RSU or PSU holder does not have any rights as a stockholder with respect to the shares subject to such option, RSU or PSU, including voting rights or the right to receive dividends or dividend equivalents.

Annual Awards to Named Executive Officers

The following table sets forth the number of shares subject to, and grant date fair value of, time-based stock options and time-based RSUs granted as annual awards to our named executive officers in 2024 as well as the target number of shares subject to, and grant date fair value of, market-based PSUs granted as annual awards to our NEOs in 2024 and the target number of shares subject to, and grant date fair value of, one-time clinical PSUs granted to our NEOs in 2024:

Name	Grant Date	Option Award (# Shares)	Option Award Grant Date Fair Value ($)	RSU Award (# Shares)	RSU Award Grant Date Fair Value ($)	Market-Based PSU Award (# Shares)	Market-Based PSU Award Grant Date Fair Value ($)	Clinical PSU Award (# Shares)	Clinical PSU Award Grant Date Fair Value ($)
John M. Leonard, M.D.	3/1/2024	163,929	3,706,845	113,586	3,709,719	56,793	2,903,258	107,164	3,875,050
Edward J. Dulac III	7/22/2024	96,219	1,679,320	66,324	1,679,987	33,162	1,695,241	30,000	1,084,800
James Basta, J.D.	3/1/2024	46,752	1,057,180	32,394	1,057,988	16,197	827,991	35,211	1,273,230
David Lebwohl, M.D.	3/1/2024	55,855	1,263,021	38,701	1,263,975	19,350	989,172	36,742	1,328,591
Laura Sepp-Lorenzino, Ph.D.	3/1/2024	54,794	1,239,029	37,966	1,239,970	18,983	970,411	36,589	1,323,058
Michael P. Dube	3/1/2024	—	—	12,247	399,987	—	—	—	—
	7/1/2024	—	—	17,801	464,428	—	—	—	—
Glenn G. Goddard	3/1/2024	41,316	934,258	28,628	934,990	14,314	731,732	33,374	1,206,804

Benefits and Other Compensation

Other compensation to our executives consists primarily of the broad-based benefits we offer to all regular full-time employees, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions.

The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders or enhance their ownership and better align their interests with those of our other stockholders.

Our tax-qualified 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged deferred basis or as Roth deferrals. All eligible and participating employees receive a 401(k)-match competitive with other companies in our industry. All participants’ interests in their deferred contributions and associated Company match are 100% vested when deposited. All contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to each participant’s directions. The retirement plan is intended to qualify under Section 401(a) of the Code.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. We currently, and may in the future, provide perquisites to our named executive officers in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

In certain circumstances, we may offer sign-on bonuses in order to recruit executive officers.

Our named executive officers are entitled, upon a qualifying termination, to certain severance and/or change in control protections pursuant to their employment agreements. See below for a chart detailing the general terms of these protections.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control
John M. Leonard, M.D.
Cash Severance	12 months of base salary continuation	Lump sum equal to 2x the sum of base salary + target bonus
Acceleration of Equity Awards	Outstanding awards that would have vested in the following 12 months	100% of outstanding awards
Health Care Continuation	12 months continuation	18 months continuation
All other named executive officers
Cash Severance	9 months (or 6 months for Mr. Dube) of base salary continuation	Lump sum equal to 1.5x (or 0.5x for Mr. Dube) the sum of base salary + target bonus
Acceleration of Equity Awards	Outstanding awards that would have vested in the following 9 months (other than for Mr. Dube who is not eligible for equity acceleration in these circumstances)	100% of outstanding awards (or 50% of outstanding awards if employed for less than 6 months)
Health Care Continuation	9 months (or 6 months for Mr. Dube) continuation	18 months (or 12 months for Mr. Dube) continuation

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees, including our named executive officers.

Policies and Practices Related to the Grant of Certain Equity Awards

It is the policy of the board of directors and the compensation committee to not take material, non-public information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

We generally make awards on pre-determined dates. Typically, annual equity awards to our executive officers are made on the first trading day of the month following approval of such awards, which approval generally occurs at the regularly-scheduled board of directors or compensation committee (as applicable) meeting in February. New hire grants to executive officers are generally effective as of the date of hire. During 2024, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.

Compensation Recovery Policy

On September 13, 2023, we adopted the Clawback Policy, which covers our current and former executive officers, including all of our named executive officers. Under the Clawback Policy, in the event that we are required to prepare a restatement of our previously issued financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we are required to recover (subject to certain limited exceptions described in the Clawback Policy and permitted under the final clawback rules) any cash or equity incentive-based compensation received by any current or former executive officer after the effective date of the Clawback Policy and in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the compensation committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all of our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow FASB ASC 718 for our stock-based compensation awards. FASB ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our board of directors and its compensation committee endorse, several controls to address and mitigate compensation-related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

2024 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
John M. Leonard, M.D.	2024	687,000	424,223		3,706,845	10,488,027	24,452		15,330,547
President, Chief Executive Officer	2023	660,000	429,000		3,707,043	6,829,976	31,243		11,657,262
	2022	630,000	401,310		3,170,309	5,865,465	29,506		10,096,590

Edward J. Dulac III (5)	2024	228,192	303,490	(6)	1,679,022	4,460,028	24,005		6,694,737
Executive Vice President, Chief Financial
Officer and Treasurer

James Basta, J.D.	2024	479,000	166,185		1,057,180	3,159,208	11,097		4,872,670
Executive Vice President, General Counsel	2023	460,000	184,000		999,277	2,340,966	10,548		3,994,791
and Corporate Secretary	2022	435,600	170,756		746,232	2,262,843	9,798		3,625,229

David Lebwohl, M.D.	2024	520,000	201,552		1,263,021	3,581,737	11,097		5,577,407
Executive Vice President,	2023	495,000	201,960		1,249,082	2,301,317	10,603		4,257,962
Chief Medical Officer	2022	475,300	186,318		1,068,547	1,977,001	9,798		3,716,964

Laura Sepp-Lorenzino, Ph.D.	2024	512,000	184,832		1,239,029	3,533,439	35,850		5,505,150
Executive Vice President,	2023	492,000	196,800		1,219,110	2,246,099	32,096		4,186,105
Chief Scientific Officer	2022	470,000	189,768		1,068,547	1,977,001	10,812		3,716,128

Michael P. Dube (7)	2024	364,000	103,740		—	864,415	10,749		1,342,904
Vice President, Chief Accounting Officer,
Former Interim Principal Financial
Officer

Glenn G. Goddard (8)	2024	243,500	—		934,258	2,873,526	395,889	(9)	4,447,173
Former Executive Vice President, Chief	2023	468,000	159,120		1,119,165	2,061,987	10,548		3,818,820
Financial Officer and Treasurer	2022	450,000	171,108		983,763	1,820,168	9,798		3,434,837

(1)
The 2024 amounts reflect (or, for Mr. Dulac, include) the annual bonus paid in 2025 for performance in 2024, as discussed under the “Compensation Discussion and Analysis” section’s 2024 Annual Cash Incentive Program.
(2)
The amounts reflect the grant date fair value of time-based stock option awards granted during the applicable year. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. See note 12 to the financial statements in our 2024 Annual Report regarding assumptions we made in determining the fair value of option awards.
(3)
In 2023 and 2022, the amounts reflect the grant date fair value of time-based RSUs and market-based PSUs. In 2024, the amounts reflect the grant date fair value of time-based RSUs, market-based PSUs and clinical PSUs other than for Mr. Dube for whom the amount reflects the grant date fair value of time-based RSUs. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. For the market-based PSUs, the value reported reflects the value of the award at the grant date using a Monte Carlo simulation model. For the clinical PSUs, the number of shares to be delivered will be determined based upon the achievement of certain performance goals, which can range from 0% to 200%. Following the determination of the achievement of performance criteria, the amount of shares awarded will be subject to adjustment based on the application of a TSR modifier, which can range from 75% to 125%. The value reported reflects the grant date fair value calculated using a Monte Carlo valuation model and the probable outcome of the performance criteria determined as of the grant date. The value of the clinical PSUs granted in 2024 assuming maximum achievement of the performance conditions is $7,750,100 for Dr. Leonard, $2,169,600 for Mr. Dulac, $2,546,460 for Mr. Basta, $2,657,181 for Dr. Lebwohl, $2,646,116 for Dr. Sepp-Lorenzino and $2,413,608 for Mr. Goddard. See note 12 to the financial statements in our 2024 Annual Report regarding assumptions we made in determining the fair value of stock awards.
(4)
The amounts reported for 2024 represent (or, for Mr. Goddard, include) (i) insurance premiums paid on behalf of each of the named executive officers, (ii) 401(k) match, (iii) travel expenses related to travel between Dr. Leonard and Dr. Sepp-Lorenzino’s home offices and our headquarters in Massachusetts and (iv) commuting/remote office expenses paid on behalf of the named executive officers.
(5)
Mr. Dulac joined us as executive vice president, chief financial officer and treasurer effective July 22, 2024. His annualized base salary for 2024 was $510,000.
(6)
The amount reported includes a one-time sign-on bonus of $100,000 paid to Mr. Dulac in connection with his commencement of employment, which is subject to full and partial repayment in the event that Mr. Dulac’s employment with the Company is terminated by Mr. Dulac without good reason, as defined in his employment agreement, or by the Company for cause, as defined in his employment agreement, prior to the second anniversary of Mr. Dulac’s employment as outlined in his employment agreement.
(7)
Mr. Dube was appointed as vice president, chief accounting officer effective April 10, 2024 and served as our interim principal financial officer from July 1, 2024 to July 21, 2024.
(8)
Mr. Goddard stepped down as executive vice president, chief financial officer and treasurer effective June 30, 2024. Mr. Goddard received an annual salary of $487,000 in 2024; the amount in the table reflects his prorated salary through June 30, 2024.
(9)
This amount includes severance payments payable to Mr. Goddard pursuant to his employment agreement upon termination by the Company without cause in the aggregate amount of $384,991.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to the Company’s named executive officers.

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold (#)	Target (#)	Maximum (#)
John M. Leonard, M.D.	3/1/2024		—	—	—	—	163,929	32.66	3,706,845
	3/1/2024		—	—	—	113,586	—	—	3,709,719
	3/1/2024	(1)	28,397	56,793	113,586	—	—	—	2,903,258
	3/1/2024	(2)	8,037	107,164	267,910	—	—	—	3,875,050
Edward J. Dulac III	7/22/2024		—	—	—	—	96,219	25.33	1,679,022
	7/22/2024		—	—	—	66,324	—	—	1,679,987
	7/22/2024	(1)	16,581	33,162	66,324	—	—	—	1,695,241
	7/22/2024	(2)	2,250	30,000	75,000	—	—	—	1,084,800
James Basta, J.D.	3/1/2024		—	—	—	—	46,752	32.66	1,057,180
	3/1/2024		—	—	—	32,394	—	—	1,057,988
	3/1/2024	(1)	8,099	16,197	32,394	—	—	—	827,991
	3/1/2024	(2)	2,641	35,211	88,028	—	—	—	1,273,230
David Lebwohl, M.D.	3/1/2024		—	—	—	—	55,855	32.66	1,263,021
	3/1/2024		—	—	—	38,701	—	—	1,263,975
	3/1/2024	(1)	9,675	19,350	38,700	—	—	—	989,172
	3/1/2024	(2)	2,756	36,742	91,855	—	—	—	1,328,591
Laura Sepp-Lorenzino, Ph.D.	3/1/2024		—	—	—	—	54,794	32.66	1,239,029
	3/1/2024		—	—	—	37,966	—	—	1,239,970
	3/1/2024	(1)	9,492	18,983	37,966	—	—	—	970,411
	3/1/2024	(2)	2,744	36,589	91,473	—	—	—	1,323,058
Michael P. Dube	3/1/2024		—	—	—	12,247	—	—	399,987
	7/1/2024		—	—	—	17,801	—	—	464,428
Glenn G. Goddard	3/1/2024		—	—	—	—	41,316	32.66	934,258
	3/1/2024		—	—	—	28,628	—	—	934,990
	3/1/2024	(1)	7,157	14,314	28,628	—	—	—	731,732
	3/1/2024	(2)	2,503	33,374	83,435	—	—	—	1,206,804

(1)
Represent the threshold, target and maximum number of market-based PSUs subject to performance-based vesting conditions established by the compensation committee or the board of directors and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(2)
Represent the threshold, target and maximum number of clinical PSUs subject to performance-based vesting conditions established by the compensation committee or the board of directors and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(3)
Represent RSUs subject to time-based vesting established by the compensation committee or the board of directors and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(4)
Represent stock options subject to time-based vesting established by the compensation committee or the board of directors and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(5)
The exercise price of these stock options is equal to the closing price of our common stock on the Nasdaq Global Market on the grant date.
(6)
Amounts represent the grant date fair value of the awards, calculated in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. For the PSUs, the value reported reflects the value of the award at the grant date using a Monte Carlo simulation model.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2024. All of the outstanding awards were granted under our 2015 Plan with the exception of Mr. Dulac’s awards, which were granted on July 22, 2024 under our Inducement Plan. Mr. Goddard has been omitted from the table below as he did not hold any outstanding equity awards as of December 31, 2024.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John M. Leonard, M.D.	2/3/2016	58,516	—	6.83	2/2/2026	—	—	—		—
	1/6/2017	2,003	—	13.88	1/5/2027	—	—	—		—
	12/12/2017	11,515	—	18.30	12/11/2027	—	—	—		—
	1/25/2018	110,000	—	22.78	1/24/2028	—	—	—		—
	12/18/2018	90,000	—	14.58	12/17/2028	—	—	—		—
	3/2/2020	212,501	—	13.40	3/1/2030	—	—	—		—
	3/3/2021	184,438	3,925	57.71	3/2/2031	—	—	—		—
	3/3/2021	—	—	—	—	7,850	91,531	—		—
	3/1/2022	58,275	1,666	79.85	2/29/2032	—	—	—		—
	3/1/2022	—	—	—	—	13,664	159,322	—		—
	3/1/2022	—	—	—	—	—	—	10,248	(4)	119,492
	3/1/2023	82,180	46,451	40.75	2/28/2033	—	—	—		—
	3/1/2023	—	—	—	—	60,691	707,657	—		—
	3/1/2023	—	—	—	—	—	—	22,759	(4)	265,370
	3/1/2024	—	163,929	32.66	2/28/2034	—	—	—		—
	3/1/2024	—	—	—	—	113,586	1,324,413	—		—
	3/1/2024	—	—	—	—	—	—	28,397	(4)	331,109
	3/1/2024	—	—	—	—	—	—	107,164	(5)	1,249,532
Edward J. Dulac III	7/22/2024	—	96,219	25.33	7/21/2034	—	—	—		—
	7/22/2024	—	—	—	—	66,324	773,338	—		—
	7/22/2024	—	—	—	—	—	—	16,581	(4)	193,334
	7/22/2024	—	—	—	—	—	—	30,000	(5)	349,800
James Basta, J.D.	7/1/2021	113,750	16,250	171.65	6/30/2031	—	—	—		—
	3/1/2022	13,717	392	79.85	2/29/2032	—	—	—		—
	3/1/2022	—	—	—	—	6,899	80,442	—		—
	3/1/2022	—	—	—	—	—	—	2,412	(4)	28,124
	3/1/2023	22,152	12,522	40.75	2/28/2033	—	—	—		—
	3/1/2023	—	—	—	—	24,540	286,136	—		—
	3/1/2023	—	—	—	—	—	—	6,135	(4)	71,534
	3/1/2024	—	46,752	32.66	2/28/2034	—	—	—		—
	3/1/2024	—	—	—	—	32,394	377,714	—		—
	3/1/2024	—	—	—	—	—	—	8,099	(4)	94,434
	3/1/2024	—	—	—	—	—	—	35,211	(5)	410,560
David Lebwohl, M.D.	5/1/2020	180,077	—	12.62	4/30/2030	—	—	—		—
	3/3/2021	74,906	1,594	57.71	3/2/2031	—	—	—		—
	3/3/2021	—	—	—	—	3,189	37,184	—		—
	3/1/2022	19,641	562	79.85	2/29/2032	—	—	—		—
	3/1/2022	—	—	—	—	4,606	53,706	—		—
	3/1/2022	—	—	—	—	—	—	3,454	(4)	40,274
	3/1/2023	27,690	15,652	40.75	2/28/2033	—	—	—		—
	3/1/2023	—	—	—	—	20,450	238,447	—		—
	3/1/2023	—	—	—	—	—	—	7,669	(4)	89,421
	3/1/2024	—	55,855	32.66	2/28/2034	—	—	—		—
	3/1/2024	—	—	—	—	38,701	451,254	—		—
	3/1/2024	—	—	—	—	—	—	9,675	(4)	112,811
	3/1/2024	—	—	—	—	—	—	36,742	(5)	428,412
Laura Sepp-Lorenzino, Ph.D.	6/3/2019	80,000	—	14.25	6/2/2029	—	—	—		—
	3/2/2020	82,000	—	13.40	3/1/2030	—	—	—		—
	3/3/2021	82,250	1,750	57.71	3/2/2031	—	—	—		—
	3/3/2021	—	—	—	—	3,500	40,810	—		—
	3/1/2022	19,641	562	79.85	2/29/2032	—	—	—		—
	3/1/2022	—	—	—	—	4,606	53,706	—		—
	3/1/2022	—	—	—	—	—	—	3,454	(4)	40,274
	3/1/2023	27,025	15,277	40.75	2/28/2033	—	—	—		—
	3/1/2023	—	—	—	—	19,959	232,722	—		—
	3/1/2023	—	—	—	—	—	—	7,485	(4)	87,275
	3/1/2024	—	54,794	32.66	2/28/2034	—	—	—		—
	3/1/2024	—	—	—	—	37,966	442,684	—		—
	3/1/2024	—	—	—	—	—	—	9,492	(4)	110,677
	3/1/2024	—	—	—	—	—	—	36,589	(5)	426,628
Michael P. Dube	10/1/2023	—	—	—	—	12,651	147,511	—		—
	3/1/2024	—	—	—	—	12,247	142,800	—		—
	7/1/2024	—	—	—	—	17,801	207,560	—		—

(1)
Time-based stock options granted through January 2022 vest over four years, with 25% of the shares generally vesting on the first anniversary of the date of grant or the vesting commencement date, as applicable, and the remainder vesting in 36 substantially equal monthly installments over the following three years. Time-based stock options granted on March 1, 2022, March 1, 2023, March 1, 2024 and July 22, 2024 vest over three years, with 33% of the shares vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 24 substantially equal monthly installments over the following two years. Options granted on March 2, 2020, March 3, 2021, March 1, 2022, March 1, 2023 and March 1, 2024 have vesting commencement dates of January 1, 2020, January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024, respectively. Options granted on May 1, 2020, July 1, 2021 and July 22, 2024 have vesting commencement dates of April 30, 2020, June 23, 2021 and July 22, 2024, respectively.
(2)
Represents shares underlying time-based RSUs. RSUs granted on March 3, 2021 vested as to 25% of the shares underlying the award on January 1, 2022, with the remainder vesting in three substantially equal annual installments thereafter. Time-based RSUs granted on March 1, 2022 vest in three substantially equal annual installments beginning on January 1, 2023 with the exception of Mr. Basta’s supplemental RSU award, which vests in three substantially equal annual installments beginning on March 1, 2023. Time-based RSUs granted on March 1, 2023 vest in three substantially equal annual installments beginning on January 1, 2024 with the exception of Mr. Basta’s supplemental RSU award, which vests in three substantially equal annual installments beginning on March 1, 2024. Time-based RSUs granted on October 1, 2023 vest in three substantially equal annual installments beginning on October 1, 2024. Time-based RSUs granted on March 1, 2024 vest in three substantially equal annual installments beginning on January 1, 2025. Time-based RSUs granted on July 1, 2024 vest in two substantially equal annual installments beginning July 1, 2025. Time-based RSUs granted on July 22, 2024 vest in three substantially equal annual installments beginning on July 22, 2025.
(3)
Based on a price of $11.66, which was the closing price per share of our common stock as reported by the Nasdaq Global Market on December 31, 2024, the last trading day of 2024.
(4)
Represents PSUs that can be earned based on the Company’s TSR relative to the TSRs of the companies that comprise the Nasdaq Biotechnology Index over a three-year performance period, with payouts ranging from 0% to 200% of target. The performance period for the PSUs granted on March 1, 2022 is January 1, 2022 to December 31, 2024, the performance period for the PSUs granted on March 1, 2023 is January 1, 2023 to December 31, 2025 and the performance period for the PSUs granted on March 1, 2024 is January 1, 2024 to December 31, 2026. The number of shares included in the table is based upon the threshold level of achievement.
(5)
Represents PSUs that can be earned based on the achievement of clinical performance milestones, with the shares earned based upon achievement of the clinical milestones subject to adjustment based on the application of a relative TSR modifier, which can increase or decrease the number of shares that are earned and vest by up to 25%. The performance period for these PSUs is January 1, 2024 to December 31, 2026. The number of shares included in the table is based upon the target level of achievement.

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of option awards and vesting of stock awards during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John M. Leonard, M.D.	—	—	51,856	1,581,089
Edward J. Dulac III	—	—	—	—
James Basta, J.D.	—	—	19,167	601,267
David Lebwohl, M.D.	—	—	18,016	549,308
Laura Sepp-Lorenzino, Ph.D.	—	—	18,084	551,381
Michael P. Dube	—	—	6,325	129,979
Glenn G. Goddard	179,268	1,067,104	42,470	1,083,994

(1) Value realized on exercise of stock option awards does not represent proceeds from the sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a share of our common stock on the Nasdaq Global Market on the date of exercise.

(2) Calculated by multiplying the number of shares of our common stock acquired upon vesting by the closing market price of our common stock on the vesting date.

Employment, Severance and Change in Control Arrangements

During 2024, we did not amend or restate employment agreements that were in place as of January 1, 2024 with any of our named executive officers but we did enter into a new employment agreement with Mr. Dulac in connection with the commencement of his employment and entered into a separation agreement, including a general release of claims, with Mr. Goddard in connection with the termination of his employment. Each of our named executive officers is employed at will. The material terms of the employment agreements with our named executive officers are summarized below, with data reflected as of January 10, 2025.

John M. Leonard, M.D. Dr. Leonard currently receives an annual base salary of $708,000, which is subject to review and adjustment in accordance with Company policy, and is eligible for an annual incentive bonus targeted at 65% of his base salary. Dr. Leonard is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Edward J. Dulac III Mr. Dulac currently receives an annual base salary of $526,000, which is subject to review and adjustment in accordance with Company policy, and is eligible for an annual incentive bonus targeted at 40% of his base salary. Mr. Dulac is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

James Basta, J.D. Mr. Basta currently receives an annual base salary of $494,000, which is subject to review and adjustment in accordance with Company policy, and is eligible for an annual incentive bonus targeted at 40% of his base salary. Mr. Basta is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

David Lebwohl, M.D. Dr. Lebwohl currently receives an annual base salary of $536,000, which is subject to review and adjustment in accordance with Company policy, and is eligible for an annual incentive bonus targeted at 40% of his base salary. Dr. Lebwohl is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Laura Sepp-Lorenzino, Ph.D. Dr. Sepp-Lorenzino announced her retirement effective December 31, 2025. On January 13, 2025, Dr. Sepp-Lorenzino transitioned from her role as Chief Scientific Officer and will serve as a Senior Scientific Advisor through the end of 2025. Dr. Sepp-Lorenzino currently receives an annual base salary of $384,000 and is not eligible for an annual incentive bonus in 2025. Dr. Sepp-Lorenzino is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Michael P. Dube Mr. Dube currently receives an annual base salary of $376,400, which is subject to review and adjustment in accordance with Company policy, and is eligible for an annual incentive bonus targeted at 30% of his base salary. Mr. Dube is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Glenn G. Goddard Pursuant to and materially consistent with the terms of Mr. Goddard’s employment agreement with the Company, subject to his execution of a separation agreement and release in the form provided by the Company, Mr. Goddard is entitled to the severance payments and benefits payable to him in the event of a termination of employment by the Company without cause (as defined in his employment agreement). In connection with his termination, Mr. Goddard has received or is eligible to receive $365,250 in base salary continuation (equal to nine months of his 2024 base salary), $19,741 for COBRA premiums (equal to nine months of the employer portion of COBRA premiums) and accelerated vesting of 40,112 shares underlying stock options and 26,007 shares underlying RSUs, which represent the number of shares underlying his equity awards that would have otherwise vested in the nine-month period following his termination of employment.

Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. With respect to Dr. Leonard, such agreement also provides that during the period of his employment and for six months thereafter, he will not compete with us and will not solicit our employees, consultants, customers or suppliers. Because of the Massachusetts non-compete law that became effective on, and applied to employees hired after, October 1, 2018, we separated the non-competition provisions from the other provisions in our standard form agreement. Accordingly, upon their respective employment commencement, we entered into a standard form agreement with Messrs. Dulac, Basta, Dube and Goddard and Drs. Lebwohl and Sepp-Lorenzino with regards to proprietary information and assignment of inventions as previously described except that the agreement does not contain non-competition obligations. With regards to non-competition obligations, we entered into separate agreements with Mr. Basta (on June 23, 2021), Mr. Dube (on July 25, 2024), Mr. Goddard (on October 28, 2018), Dr. Lebwohl (on April 30, 2020) and Dr. Sepp-Lorenzino (on May 28, 2019) under which, as required by state law, we have agreed to pay each of them, respectively, 50% of his or her base salary if we decide to enforce the non-competition obligation following the period of his or her respective employment; provided that any severance payments Mr. Basta, Mr. Dube, Mr. Goddard or Drs. Lebwohl and Sepp-Lorenzino would be entitled to receive will be or were reduced by the amount that they would receive under the NEO’s respective employment agreement (described below), if the non-competition agreement is enforced.

Pursuant to separate employment agreements with our named executive officers, if a named executive officer’s employment is terminated by us without cause, as defined in the employment agreements, or by the named executive officer for good reason, as defined in the employment agreements, and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officer will be entitled to receive:

(i)
an amount equal to 12 months of base salary in the case of Dr. Leonard, or nine months of base salary in the case of the other named executive officers excluding Mr. Dube (six months of base salary in the case of Mr. Dube), in each case, payable in substantially equal installments over the 12 or nine months following termination, as applicable, and
(ii)
if the named executive officer is participating in our group health plan immediately prior to his or her termination, we will continue to pay our portion of coverage until 12 months following termination in the case of Dr. Leonard, or nine months following termination in the case of the other named executive officers excluding Mr. Dube (six months following termination in the case of Mr. Dube), or, if earlier, the end of the executive officer’s COBRA health continuation period, in an amount equal to the amount that we would have paid to provide health insurance to the executive officer had he or she remained employed with us.

In addition, except as otherwise provided in the applicable award agreement, all equity awards held by the named executive officer or by entities to which the named executive officer has properly transferred such awards that would have vested in the 12-month period following termination in the case of Dr. Leonard or the nine-month period following termination in the case of the other named executive officers, excluding Mr. Dube, had the named executive officer remained employed by us during such period will accelerate and vest as of the date of termination. In lieu of the payments and benefits described above, in the event that the named executive officer’s employment is terminated by us without cause or the named executive officer resigns for good reason, in either case within 24 months following a change in control, as defined in the employment agreements, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officer will be entitled to receive:

(i)
a lump sum cash payment equal to two times in the case of Dr. Leonard, or 1.5 times in the case of the other named executive officers excluding Mr. Dube (0.5 times in the case of Mr. Dube), the sum of (A) the officer’s then-current base salary, or the officer’s base salary in effect immediately prior to the change in control, if higher, and (B) the officer’s target annual cash incentive compensation for the then-current year,
(ii)
if the officer is participating in our group health plan immediately prior to his or her termination, we will continue to pay our portion of coverage until 18 months following termination (12 months in the case of Mr. Dube) or, if earlier, the end of the officer’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him or her had he or she remained employed with us, and
(iii)
except as otherwise provided in the applicable award agreement, (A) if the named executive officer was employed by the Company for at least six consecutive months immediately prior to the change in control, full acceleration of all equity awards held by the officer or by entities to whom the officer has properly transferred such awards or (B) if the named executive officer was employed by the Company for less than six consecutive months immediately prior to the change in control, acceleration of 50% of all equity awards held by the officer or by entities to whom the officer has properly transferred such awards.

Estimated Payment and Benefits Upon Termination, Retirement or Change of Control

The amount of compensation and benefits payable to each named executive officer under our current employment agreements in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the named executive officer’s employment termination occurred on December 31, 2024. The per share closing price of the Company’s stock on the Nasdaq Global Market as of December 31, 2024, the last trading day of 2024, was $11.66, which was used as the value of a share of the Company’s stock in the change in control for the calculations below. The value of the option vesting acceleration was calculated by multiplying the number of shares underlying unvested options subject to vesting acceleration as of December 31, 2024, by the positive difference, if any, between the per share closing price of the Company’s stock as of December 31, 2024, and the per share exercise price for such shares underlying unvested options. Mr. Goddard has been omitted from the tables below because his employment with the Company terminated on June 30, 2024. The severance payments and benefits payable to Mr. Goddard are described above and the cash severance payments payable to Mr. Goddard are included in the All Other Compensation column of the 2024 Summary Compensation Table above.

Retirement Policy

In July 2022, the Company’s board of directors approved a policy related to benefits upon retirement from Intellia and in December 2022, the policy was amended to include the Company’s CEO. Upon reaching age 60 and after five years of service at Intellia, all employees are eligible to submit their one-year notice of resignation. On the date of their resignation (one year following their notice date), employees are eligible for certain equity and bonus benefits, and termination provisions in existing agreements will apply. Equity awards granted prior to July 1, 2022 are not covered by the retirement policy. For all equity granted on or after July 1, 2022, upon retirement, the treatment is as follows: (1) 100% accelerated vesting of all outstanding time-based RSUs; (2) continued vesting of all outstanding stock options, until 100% vested, and the exercise period is continued to the earlier of five years post-retirement or the expiration of that award; (3) a prorated portion of performance-based awards based on service during the performance period will remain eligible to be earned and vest at the end of the performance period based upon actual performance. Further, upon retirement, employees will be eligible to receive a prorated bonus for the performance year in which they retired, payable at the same time as all other Company bonuses for that performance year. The clinical PSUs are only eligible for pro-rated vesting under the Retirement Policy if the named executive officer remains employed with the Company through December 31, 2025.

The following table describes the potential payments and benefits upon employment termination for Dr. Leonard, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)		Termination upon Retirement One Year after Notice Date ($)
John M. Leonard, M.D.
Cash Severance	687,000	(1)	2,267,100	(2)	446,550	(7)
Acceleration of Equity Awards (6)	1,046,147	(3)	4,964,373	(4)	2,032,070	(8)
Health Care Continuation	—	(5)	—	(5)	—
Total	1,733,147		7,231,473		2,478,620

(1)
Base salary continuation for 12 months.
(2)
Two times the sum of (a) 2024 base salary and (b) 2024 target annual cash incentive compensation.
(3)
Value attributable to 12 months of acceleration of outstanding RSUs. No value has been included for PSUs per the terms of the award agreements.
(4)
Value attributable to acceleration of 100% of outstanding RSUs and the target number of PSUs in accordance with the terms of the award agreement, which provide for accelerated vesting of the higher of the target number of PSUs or the actual number of PSUs earned upon a Sale Event (as defined in the 2015 Plan).
(5)
Dr. Leonard was not participating in our group health plan as of December 31, 2024.
(6)
All unvested options were underwater as of December 31, 2024 and, accordingly, no value has been included for the accelerated vesting of stock options as no value would be realized in connection with the accelerated vesting of these options using the assumptions set forth above.
(7)
2024 target bonus received in full based on retirement on December 31, 2024.
(8)
Value attributable to acceleration of 100% of outstanding RSUs. No value has been included for PSUs per the terms of the award agreements.

The following table describes the potential payments and benefits upon employment termination for all of our named executive officers who were employed by us on December 31, 2024 other than Dr. Leonard, as if his or her employment terminated as of December 31, 2024. Messrs. Dulac, Basta and Dube and Dr. Lebwohl were not retirement eligible as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)		Termination upon Retirement One Year after Notice Date ($)
Edward J. Dulac III
Cash Severance	382,500	(1)	1,071,000	(2)	—
Acceleration of Equity Awards (7)	257,779	(3)	1,509,807	(4)	—
Health Care Continuation	19,227	(5)	38,454	(6)	—
Total	659,506		2,619,261		—

James Basta, J.D.
Cash Severance	359,250	(1)	1,005,900	(2)	—
Acceleration of Equity Awards (7)	349,404	(3)	1,543,014	(4)	—
Health Care Continuation	19,227	(5)	38,454	(6)	—
Total	727,881		2,587,368		—

David Lebwohl, M.D.
Cash Severance	390,000	(1)	1,092,000	(2)	—
Acceleration of Equity Awards (7)	360,516	(3)	1,694,000	(4)	—
Health Care Continuation	13,263	(5)	26,527	(6)	—
Total	763,779		2,812,527		—

Laura Sepp-Lorenzino, Ph.D.
Cash Severance	384,000	(1)	1,075,200	(2)	204,800	(8)
Acceleration of Equity Awards (7)	358,428	(3)	1,672,977	(4)	675,405	(9)
Health Care Continuation	13,263	(5)	26,527	(6)	—
Total	755,691		2,774,704		880,205

Michael P. Dube
Cash Severance	182,000	(10)	236,600	(11)	—
Acceleration of Equity Awards	—		497,870	(9)	—
Health Care Continuation	12,818	(12)	25,636	(13)	—
Total	194,818		760,106		—
(1)
Base salary continuation for nine months.
(2)
One and a half times the sum of (a) 2024 base salary, and (b) 2024 target annual cash incentive compensation.
(3)
Value attributable to nine months of acceleration of outstanding equity awards. No value has been included for PSUs per the terms of the award agreements.
(4)
Value attributable to acceleration of 100% of outstanding RSUs and the target number of PSUs in accordance with the terms of the award agreement, which provide for accelerated vesting of the higher of the target number of PSUs or the actual number of PSUs earned upon a Sale Event (as defined in the 2015 Plan).
(5)
Payment of the COBRA health insurance premiums until the earlier of (a) nine months following the date of termination, or (b) the end of the COBRA health continuation period.
(6)
Payment of the COBRA health insurance premiums until the earlier of (a) 18 months following the date of termination, or (b) the end of the COBRA health continuation period.
(7)
All unvested options were underwater as of December 31, 2024 and, accordingly, no value has been included for the accelerated vesting of stock options as no value would be realized in connection with the accelerated vesting of stock options using the assumptions set forth above.

(8)
2024 target bonus received in full based on retirement on December 31, 2024.
(9)
Value attributable to acceleration of 100% of outstanding RSUs. No value has been included for PSUs for Dr. Sepp-Lorenzino per the terms of the award agreements.
(10)
Base salary continuation for six months.
(11)
One half times the sum of (a) 2024 base salary, and (b) 2024 target annual cash incentive compensation.
(12)
Payment of the COBRA health insurance premiums until the earlier of (a) six months following the date of termination, or (b) the end of the COBRA health continuation period.
(13)
Payment of the COBRA health insurance premiums until the earlier of (a) 12 months following the date of termination, or (b) the end of the COBRA health continuation period.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by stockholders	10,479,218	(1)	$47.90	(3)	5,666,380	(4)
Equity compensation plans not approved by stockholders	481,098	(2)	24.69	(3)	368,902	(5)
Total	10,960,316		$47.27		6,035,282

(1)
Includes the following plans: our 2015 Plan and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”).
(2)
Includes the Inducement Plan.
(3)
Since RSUs do not have any exercise price, such units are not included in the weighted-average exercise price calculation.
(4)
As of December 31, 2024, a total of 4,809,483 shares of our common stock have been reserved for issuance pursuant to the 2015 Plan, which number excludes the 4,081,183 shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The 2015 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1st by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, that expire or are otherwise terminated, other than by exercise, under the 2015 Plan are added back to the shares of common stock available for issuance under the 2015 Plan. As of December 31, 2024, a total of 856,897 shares of our common stock have been reserved for issuance pursuant to the 2016 ESPP, which number excludes the 500,000 shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The 2016 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1st through January 1, 2026 by the least of (i) 500,000 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (iii) such number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(5)
As of December 31, 2024, a total of 368,902 shares of our common stock have been reserved for issuance pursuant to the Inducement Plan. The Inducement Plan was adopted in June 2024 and provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards and dividend equivalent rights. We initially reserved 850,000 shares of common stock for issuance under the Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). Awards granted pursuant to the Inducement Plan may only be made to individuals not previously employees or directors of the Company (or following such individuals’ bona fide period of non-employment) as an inducement material to the individuals’ entry into employment with the Company.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our chief executive officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median employee using our employee population on December 31, 2024 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

We identified the median employee by looking at annual salary plus 2024 bonus earned, the fair market value of equity grants, life and disability insurance, and the estimated value of 401(k) match (whether vested or not) as of December 31, 2024. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee’s compensation as calculated using Summary Compensation Table requirements was $329,586. Our chief executive officer’s compensation as reported in the Summary Compensation Table was $15,330,547. Therefore, our CEO Pay Ratio is approximately 47:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our other NEOs, as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Compensation Discussion and Analysis”. For the year ended December 31, 2024, we did not use any financial performance measures other than those presented in the Pay Versus Performance table below to link Company performance to compensation actually paid, as calculated in accordance with Item 402(v) of Regulation S-K.

Pay Versus Performance Table

						Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table (“SCT”) Total for PEO ($)	Compensation Actually Paid to PEO (1) ($)	Average SCT Total for Non-PEO NEOs (2) ($)		Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Stockholder Return (3) ($)	Peer Group Total Stockholder Return (4) ($)	Net Income (Loss) (5) ($)
2024	15,330,547	353,494	4,740,007	(6)	335,175	79.48	118.20	(519,021,000)
2023	11,657,262	8,316,344	4,064,420	(7)	2,913,578	207.84	118.87	(481,192,000)
2022	10,096,590	(14,067,443)	3,915,019	(8)	(4,877,868)	237.83	113.65	(474,186,000)
2021	9,773,560	37,776,157	6,992,904	(7)	16,098,087	806.00	126.45	(267,892,000)
2020	3,635,676	19,282,996	1,762,838	(9)	7,475,021	370.82	126.42	(134,231,000)

(1) The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. Dr. Leonard was our PEO for all years presented. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table to calculate compensation actually paid:

Year	SCT Total for PEO ($)	SCT Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2024	15,330,547	(14,194,872)	(782,181)	353,494

(a) The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.

(b) The equity award adjustments include the following: (i) the addition of the year-end fair value of any equity awards granted during the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the end of the applicable fiscal year; and (iii) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards. The valuation assumptions used to calculate fair values were updated for the applicable fiscal year and the assumptions for the applicable fiscal year are set forth in the notes to the financial statements in our Annual Report on Form 10-K for the applicable fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2024	4,187,044	(4,404,901)	(564,324)	(782,181)

(2) The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Year	Average Reported SCT Total for Non-PEO NEOs ($)	Average SCT Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	4,740,007	(4,107,477)	(297,355)	335,175

(a) The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.

(b) The equity award adjustments for each fiscal year include the amounts noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2024	1,092,065	(1,221,903)	(167,517)	(297,355)

(3) TSR is calculated by taking the difference between the Company’s share price at the end and the beginning of the measurement period and dividing it by the Company’s share price at the beginning of the measurement period. The Company did not issue any dividends during the measurement period.

(4) Represents the peer group TSR. The peer group used for this purpose is the Nasdaq Biotechnology Index, a published industry index.

(5) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year.

(6) Non-PEO NEOs for 2024 include Mr. Dulac, Mr. Basta, Dr. Lebwohl, Dr. Sepp-Lorenzino, Mr. Dube and Mr. Goddard.

(7) Non-PEO NEOs for 2023 and 2021 include Mr. Goddard, Mr. Basta, Dr. Lebwohl and Dr. Sepp-Lorenzino.

(8) Non-PEO NEOs for 2022 include Mr. Goddard, Mr. Basta, Mr. Hicks, Dr. Lebwohl and Dr. Sepp-Lorenzino.

(9) Non-PEO NEOs for 2020 include Mr. Goddard, Dr. Lebwohl, Dr. Sepp-Lorenzino and Dr. Schiermeier, our former executive vice president and chief operating officer.

Compensation Actually Paid and Total Stockholder Return

As shown in the graph below, compensation actually paid to our PEO and the average compensation actually paid to the Company’s other NEOs is generally aligned with the Company’s TSR over the five-year period from December 31, 2019 to December 31, 2024, in large part because a significant portion of the compensation actually paid to the Company’s NEOs is in the form of equity awards, the value of which is impacted by stock price changes.

Compensation Actually Paid and Net Income (Loss)

As a clinical-stage company, we did not have any net income during the periods presented and we have not historically considered net income (loss) in evaluating or determining executive compensation. Our net loss has increased over the five-year period presented in the Pay Versus Performance table whereas compensation actually paid to our named executive officers decreased from 2021 to 2022, increased from 2022 to 2023 and decreased from 2023 to 2024, due in large part to fluctuations in our stock price.

Director Compensation

The table below shows all compensation paid to our non-employee directors during 2024. During 2024, we did not provide any compensation, including cash payments or equity awards, to Dr. Leonard for his service as a director. Compensation paid to Dr. Leonard as an executive officer during 2024 is set forth under “Executive Officer Compensation—2024 Summary Compensation Table.”

Name (1)	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3) (4)	Stock Awards ($) (3) (4)	Total ($)
Muna Bhanji, R.Ph.	67,732	199,926	200,001	467,659
William Chase	80,000	199,926	200,001	479,927
Fred Cohen, M.D., D.Phil.	57,951	199,926	200,001	457,878
Brian Goff (5)	28,975	399,752	400,018	828,745
Jesse Goodman, M.D., M.P.H.	60,902	199,926	200,001	460,829
Georgia Keresty, Ph.D., M.P.H.	65,014	199,926	200,001	464,941
Frank Verwiel, M.D.	100,000	199,926	200,001	499,927

(1)
The aggregate number of shares of our common stock underlying stock options and RSUs held by the non-employee members of the board of directors as of December 31, 2024 were: Ms. Bhanji 32,668 shares underlying stock options and 9,063 RSUs; Mr. Chase 28,893 shares underlying stock options and 12,979 RSUs; Dr. Cohen 85,058 shares underlying stock options and 7,737 RSUs; Mr. Goff 22,297 shares underlying stock options and 15,409 RSUs; Dr. Goodman 105,058 shares underlying stock options and 7,737 RSUs; Dr. Keresty 35,965 shares underlying stock options and 7,737 RSUs; and Dr. Verwiel 124,058 shares underlying stock options and 7,737 RSUs.
(2)
Amounts represent cash compensation for services rendered by each member of the board of directors in 2024.
(3)
In June 2024, each of Ms. Bhanji, Mr. Chase, Dr. Cohen, Dr. Goodman, Dr. Keresty and Dr. Verwiel was granted an option to purchase 11,515 shares of common stock and 7,737 RSUs. Mr. Goff was granted an option to purchase 22,297 shares of common stock and 15,409 RSUs upon his initial election to the board of directors in June 2024.

(4)
Amounts shown reflect the grant date fair value of option and RSU awards granted during 2024. The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting. See note 12 to the financial statements in our 2024 Annual Report regarding assumptions we made in determining the fair value of option and stock awards.
(5)
Mr. Goff was elected to the board of directors effective June 13, 2024.

During 2024, we compensated our non-employee directors with a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of the board and of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee ($)	Chairperson Additional Annual Fee ($)
Board of Directors	45,000	35,000
Audit Committee	10,000	10,000
Compensation and Talent Development Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
Science and Technology Committee	7,500	7,500

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

Non-Employee Director Equity Compensation

Our non-employee director equity compensation is intended to enable us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Each non-employee director, upon his or her initial election to our board of directors, is eligible to receive an initial equity award valued at $800,000, with 50% of the value delivered in the form of stock options and 50% delivered in the form of RSUs. Additionally, on the date of our Company’s 2024 Annual Meeting, each non-employee director then in office received an annual equity award valued at $400,000 pursuant to the 2015 Plan, with 50% of the value delivered in the form of stock options and 50% of the value delivered in the form of RSUs.

Our 2024 non-employee director compensation policy was approved by the board of directors in April 2024 as recommended by the compensation committee, which consulted with Pay Governance and reviewed market data relating to our peer companies. We aim to position non-employee director compensation competitively within our peer group for board compensation and use the same peer group as we use for benchmarking the compensation of our named executive officers. Our compensation committee conducted a similar review in 2025 and, based upon this review, did not recommend any changes to the non-employee director cash compensation policy for 2025, but recommended that the board of directors apply a maximum to the number of shares awarded for initial and annual grants in 2025.

To be aligned with their director terms, equity awards granted to non-employee directors upon initial election to the board of directors vest over the three years following the grant date, with one third of the shares vesting one year after the date of grant and the remaining portion of the shares vesting thereafter in substantially equal quarterly installments over the next two years, subject to continued service through such date. Equity awards granted to our non-employee directors on the date of each annual meeting vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date.

All equity awards issued to our non-employee directors under our director compensation program will become fully vested upon a change in control of our Company. In addition, the form of option agreement gives non-employee directors up to three months and one day following cessation of service as a director to exercise the options, to the extent vested at the date of such cessation, provided that the director has not been removed for cause. The exercise price of options granted to our non-employee directors under our director compensation policy is equal to the fair market value of our common stock on the date of grant.

REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation and talent development committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on the review and discussions, the compensation and talent development committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS OF INTELLIA THERAPEUTICS, INC. Brian Goff, Chairperson
Muna Bhanji, R.Ph. William Chase
Fred Cohen, M.D., D.Phil.

April 30, 2025

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere under the “Executive Officer and Director Compensation” section of this proxy statement, we did not have any transactions with any of our directors or named executive officers since January 1, 2024 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Party Transactions

We have adopted a related party transaction approval policy that governs the review of related party transactions. Pursuant to this written policy, if we enter into a transaction involving over $120,000 with any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related party, our audit committee must approve such transaction. Any such transaction must either first be presented to our audit committee for review, consideration or approval, or, if advance review by the committee is not feasible, be reviewed, considered or approved by the committee at its next regularly scheduled meeting. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction must be disclosed to the stockholders, who must approve the transaction in good faith.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2025 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on 103,539,685 shares of our common stock outstanding as of March 31, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Greater than 5% Stockholders:
ARK Investment Management LLC (1)	11,412,449	11.0%
The Vanguard Group (2)	10,189,953	9.8%
BlackRock, Inc. (3)	8,453,014	8.2%
Directors and Named Executive Officers:
James Basta, J.D. (4)	227,204	*
Muna Bhanji, R.Ph. (5)	32,221	*
William Chase (6)	24,368	*
Fred Cohen, M.D., D.Phil. (7)	115,259	*
Michael P. Dube (8)	7,023	*
Edward J. Dulac III	—	—
Glenn G. Goddard (9)	18,022	*
Brian Goff	—	—
Jesse Goodman, M.D., M.P.H. (10)	105,259	*
Georgia Keresty, Ph.D., M.P.H. (11)	40,596	*
David Lebwohl, M.D. (12)	386,953	*
John M. Leonard, M.D. (13)	1,799,202	1.7%
Laura Sepp-Lorenzino, Ph.D. (14)	365,553	*
Frank Verwiel, M.D. (15)	122,754	*
All current executive officers and directors as a group (14 persons) (16)	3,249,651	3.1%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
The information reported is based on a Schedule 13G/A, as filed by ARK Investment Management LLC (“ARK”) with the SEC on January 29, 2024. ARK has sole voting power over 10,761,522 shares, shared voting power over 331,673 shares, and no voting power over 319,254 shares. They have sole dispositive power over 11,412,449 shares. The address of ARK Investment Management LLC is 200 Central Avenue, St. Petersburg, FL 33701.
(2)
The information reported is based on a Schedule 13G/A, as filed by The Vanguard Group (“Vanguard”) with the SEC on January 8, 2025. Vanguard has shared voting power with respect to 65,517 shares of our common stock, sole dispositive power with respect to 10,003,884 shares of our common stock, and shared dispositive power with respect to 186,069 shares of our common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)
The information reported is based on information in a Schedule 13G/A, as filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 17, 2025. All shares are beneficially owned by BlackRock, a parent holding company, and on behalf of its wholly owned subsidiaries (i) BlackRock Advisors, LLC; (ii) BlackRock Investment Management (UK) Limited; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock (Netherlands) B.V.; (v) BlackRock Investment Management (Australia) Limited; (vi) BlackRock Fund Advisors; (vii) BlackRock Asset Management Ireland Limited; (viii) BlackRock Institutional Trust Company, National Association; (ix) BlackRock Financial Management, Inc.; (x) BlackRock Fund Managers Ltd; (xi) BlackRock Asset Management Schweiz AG; (xii) BlackRock Investment Management, LLC. BlackRock has sole voting power over 8,272,147 shares of our common stock and has sole dispositive power over 8,453,014 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Consists of (i) 38,058 shares of common stock, and (ii) 189,146 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(5)
Consists of (i) 10,405 shares of common stock, (ii) 663 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 31, 2025, and (iii) 21,153 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(6)
Consists of (i) 11,093 shares of common stock, (ii) 874 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 31, 20245 and (iii) 12,401 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(7)
Consists of (i) 41,716 shares of common stock, and (ii) 73,543 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(8)
Consists of (i) 7,023 shares of common stock.
(9)
Consists of (i) 18,022 shares of common stock. Mr. Goddard resigned as executive vice president, chief financial officer and treasurer effective June 30, 2024. The amount of our common stock beneficially owned is based on information on our files as of such date.
(10)
Consists of (i) 11,716 shares of common stock, and (ii) 93,543 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(11)
Consists of (i) 16,146 shares of common stock and (ii) 24,450 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(12)
Consists of (i) 51,639 shares of common stock, and (ii) 335,314 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(13)
Consists of (i) 893,460 shares of common stock, and (ii) 905,742 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(14)
Consists of (i) 42,097 shares of common stock, and (ii) 323,456 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(15)
Consists of (i) 10,211 shares of common stock, and (ii) 112,543 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.
(16)
Consists of (i) 1,170,718 shares of common stock, (ii) 1,537 shares of common stock issuable upon the vesting of restricted stock units; and (iii) 2,077,396 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Intellia’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Intellia’s independent registered public accounting firm, (3) the activities of Intellia’s internal audit function, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Intellia’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Intellia’s financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Intellia for the fiscal year ended December 31, 2024, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees, and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Intellia be included in Intellia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTELLIA THERAPEUTICS, INC. William Chase, Chairperson Muna Bhanji, R.Ph. Georgia Keresty, Ph.D., M.P.H. Frank Verwiel, M.D.

April 30, 2025

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice and, if applicable, the Proxy Materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice or Proxy Materials to you upon written request to Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary, by calling 1-857-285-6200 or by emailing intelliatx@precisionaq.com. If you want to receive separate copies of a proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our third amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be so received no later than the close of business of the 90th day prior to the 2026 Annual Meeting of Stockholders or the tenth day following the day on which notice of the date of the 2026 Annual Meeting of Stockholders was first made, whichever first occurs. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than close of business on February 11, 2026 and no later than close of business on March 13, 2026. Stockholder proposals, including Rule 14a-8 proposals, and the required notice should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139, Attention: Investor Relations / Corporate Secretary. We also encourage you to submit any such proposals via email to intelliatx@precisionaq.com.

In addition to the above, a stockholder who would like to propose a nomination of persons for election to our board of directors must submit the proposal in accordance with the procedures outlined in the nominating and corporate governance committee’s charter, a current copy of which is posted on the corporate governance section of our website, http://ir.intelliatx.com/corporate-governance/documents-charters. Specifically, all nomination recommendations must include (i) the name and address of record of the stockholder; (ii) a representation that the stockholder is a record holder of Intellia’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the precedent five (5) full fiscal years of the proposed director candidate; (iv) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on our board of directors as set forth in the charter of the nominating and corporate governance committee; (v) a description of all arrangements or understandings between the stockholder and the proposed director candidate; (vi) the consent of the proposed director candidate (A) to be named in the proxy statement relating to Intellia’s annual meeting of stockholders and (B) to serve as a director if elected; and (vii) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

APPENDIX A

INTELLIA THERAPEUTICS, INC.
2025 EQUITY INCENTIVE PLAN

SECTION 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Intellia Therapeutics, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Intellia Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that is comprised of not less than two Nonemployee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, includes Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment upon the attainment of specified performance goals.

“Cause” shall have the meaning set forth in any employment or other service agreement between the Company or any Affiliate and a grantee. If a grantee is not party to an employment or other service agreement or the grantee’s employment or other service agreement does not contain a definition of “Cause,” it shall mean (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform the grantee’s assigned duties and responsibilities to the reasonable satisfaction of the Company, which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company or any Affiliate relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Good Reason” shall have the meaning set forth in any employment or other service agreement between the Company or any Affiliate and a grantee. If a grantee is not party to an employment or other service agreement or the grantee’s employment or service agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the grantee provides services to the Company or an Affiliate, so long as the grantee provides notice to the Company within 90 days following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock.

“Prior Plan” means the Intellia Therapeutics, Inc. Amended and Restated 2015 Stock Option and Incentive Plan, as amended from time to time.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares.

“Restricted Stock Units” means an Award of stock units.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value, as determined by the Administrator, of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an officer, employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship will be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant or vice versa).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.

“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

“Ten Percent Owner” means an employee of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Administrator.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)
to determine the number of shares of Stock or, in the case of a Cash-Based Award, the amount of cash, to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised;
(vii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it deems advisable;
(viii)
to interpret the terms and provisions of the Plan and any Award (including related written instruments);
(ix)
to make all determinations it deems advisable for the administration of the Plan;
(x)
to decide all disputes arising in connection with the Plan; and
(xi)
to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)
Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)
Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)
Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)
Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply, or facilitate compliance with, with applicable non-U.S. laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply, or facilitate compliance, with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
(g)
Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, notwithstanding the foregoing, (i) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”) and (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, (x) in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in lieu of fully vested cash compensation and (y) nothing in this Section 2(g) shall limit the Administrator’s authority to provide for the accelerated vesting of Awards in the terms of an Award Certificate or as permitted in Section 2(b)(v) above.
SECTION 3.
STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)
Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 12,157,198 shares less one share for every one share of Stock subject to an award granted under the Prior Plan after April 14, 2025 (the “Initial

Limit”). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) after April 14, 2025 shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than the Initial Limit may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plan.
(b)
Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3(a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the shares authorized for grant under the Plan (and shares subject to such Awards will not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.
(c)
Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award; and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator will also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock may be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)
Mergers and Other Transactions.
(i)
In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties agree.
(ii)
To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder will terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards will become fully vested and nonforfeitable as of the effective time of the Sale Event (with performance-based Awards being deemed earned at the greater of the target level of performance or actual performance). In the event of a termination of outstanding Awards granted under the Plan upon a Sale Event, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(iii)
To the extent the parties to a Sale Event provide for the assumption, continuation or substitution of Awards, except as may be otherwise provided in the relevant Award Certificate or employment or service agreement, each such assumed, continued or substituted Award will become immediately vested and exercisable or nonforfeitable (with performance-based Awards being deemed earned at the greater of the target level of performance or actual performance) upon the termination of a grantee’s Service Relationship if such termination occurs (a) within 12 months after such Sale Event, and (b) such termination is by the Company or any Subsidiary or successor entity without Cause or by the grantee for Good Reason.
(e)
Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4.
ELIGIBILITY

Grantees under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.
STOCK OPTIONS
(a)
Award of Stock Options. The Administrator may grant Stock Options under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it will be deemed a Non-Qualified Stock Option. Stock Options will be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Administrator may establish.
(b)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option will be determined by the Administrator at the time of grant but may not be less than 100% of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option may be not less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise exempt from or compliant with Section 409A.
(c)
Option Term. The term of each Stock Option will be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, to the extent permitted by Section 409A, in the event that on the last business day of the term of a Stock Option other than an Incentive Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) Stock may not be purchased or sold by the holder of such Stock Option due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option will be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Option at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.
(d)
Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as determined by the Administrator at or after the grant date. A grantee will have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i)
In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)
Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)
By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the grantee chooses to pay the purchase price as so provided, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company prescribes as a condition of such payment procedure; or
(iv)
With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in the grantee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the grantee). In the event a grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an grantee during any calendar year may not exceed $100,000. To the extent that any Stock Option exceeds this limit, it will constitute a Non-Qualified Stock Option.
SECTION 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)
Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise exempt from or compliant with Section 409A.

(c)
Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option.
(d)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, to the extent permitted by Section 409A, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right will be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.
SECTION 7.
RESTRICTED STOCK AWARDS
(a)
Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)
Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee will have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period will accrue but will not be paid to the grantee until and only to the extent the Restricted Stock Award vests. Unless the Administrator otherwise determines, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below and (ii) certificated Restricted Shares will remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee will be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)
Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)
Vesting of Restricted Shares. The Administrator will specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed will no longer be Restricted Shares and will be deemed “vested.”
SECTION 8.
RESTRICTED STOCK UNITS
(a)
Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. Restricted Stock Units may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, swill be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and will contain such additional terms and conditions as the Administrator determines in its sole discretion in order to comply with the requirements of Section 409A.
(b)
Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer will be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator has the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation will be fully vested, unless otherwise provided in the Award Certificate.
(c)
Rights as a Stockholder. A grantee will have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the grantee’s Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator determines.
(d)
Termination. Except otherwise provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested will automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9.
UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee receives shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.
CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. The Administrator will determine the maximum duration of the Cash-Based Award, the amount of cash to which the

Cash-Based Award pertains, the conditions upon which the Cash-Based Award will become vested or payable and such other provisions as the Administrator determines. Each Cash-Based Award will specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award will be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.
DIVIDEND EQUIVALENT RIGHTS
(a)
Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights will be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units may be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. Notwithstanding anything to the contrary, no Dividend Equivalent Rights shall be granted with respect to any Stock Options or Stock Appreciation Rights.
(b)
Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12.
Transferability of Awards
(a)
Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, such grantee’s Awards will be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards may be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee may transfer the grantee’s Awards (other than Incentive Stock Options) to the grantee’s immediate family members, to trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)
Family Member. For purposes of Section 12(b), “family member” means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

SECTION 13.
TAX WITHHOLDING
(a)
Payment by Grantee. Each grantee must, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company or any applicable Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)
Payment in Stock. The Administrator may require the Company or any Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares will be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company or any Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.
Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. If any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment may be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee is solely responsible for the payment of any taxes and penalties incurred with respect to Awards under the Plan, including under Section 409A.

SECTION 15.
TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)
Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee will be deemed to have terminated the grantee’s Service Relationship for purposes of the Plan.
(b)
For purposes of the Plan, the following events will not be deemed a termination of a Service Relationship:

(i)
a transfer of employment from the Company to an Affiliate or vice versa, or from one Affiliate to another; or
(ii)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.
AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent determined by the Administrator to be required under the rules of any securities exchange or market system on which the Stock is listed, or by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17.
STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator otherwise expressly determines in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.
GENERAL PROVISIONS
(a)
No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)
Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company has mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock will be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company has given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the

Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan will be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator has the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)
No Fractional Shares. No fractional shares of Stock may be issued or delivered pursuant to the Plan or any Award, and the Administrator will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto will be canceled, terminated or otherwise eliminated.
(d)
Stockholder Rights. Except as otherwise provided in this Plan or an Award Certificate, until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(e)
Other Compensation Arrangements; No Right to Continued Service Relationship. Nothing contained in this Plan will prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(f)
Trading Policy Restrictions. Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(g)
Clawback Policy. All Awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including the Company’s Compensation Recovery Policy (as such policy may be amended and/or restated from time to time); and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee will be required to repay any such excess amount to the Company.
SECTION 19.
EFFECTIVE DATE OF PLAN

This Plan will become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation and applicable stock exchange rules. No Awards may be granted hereunder after the tenth anniversary of the Effective Date and no Incentive Stock Options may be granted hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.
GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 28, 2025

DATE APPROVED BY STOCKHOLDERS: [XXX]

Logo intellia therapeutics, inc. 40 erie street, suite 130 cambridge, ma 02139 scan to view materials & vote vote by internet before the 2025 annual meeting of stockholders (the "meeting") - go to www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on june 10, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the meeting - go to www.virtualshareholdermeeting.com/ntla2025 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone - 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on june 10, 2025. Have your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. To vote, mark blocks below in blue or black ink as follows: keep this portion for your records v74887-p30069 this proxy card is valid only when signed and dated. Intellia therapeutics, inc. The board of directors recommends you vote for the following nominees: 1. Election of three class iii directors to our board of directors, each to serve until the 2028 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. Nominees: 1a. William chase 1b. Georgia keresty, ph.d., m.p.h. 1c. John m. Leonard, m.d. 2. Ratification of the appointment of deloitte & touche llp as our independent registered public accounting firm for the fiscal year ending december 31, 2025. 3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers (“neos”). The board of directors recommends you vote for proposals 2, 3 and 5 and 1 year on proposal 4. For against abstain for against abstain 4. A non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our neos. 5. Approval of the intellia therapeutics, inc. 2025 equity incentive plan. 6. Transaction of any other business properly brought before the annual meeting or any adjournment or postponement thereof. 1 year 2 years 3 years abstain for against abstain please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [please sign within box] date signature (joint owners) date

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held june 11, 2025: the notice, proxy statement and 2024 annual report are available at www.proxyvote.com. V74888-p30069 intellia therapeutics, inc. Annual meeting of stockholders june 11, 2025 9:00 am, edt this proxy is solicited by the board of directors the undersigned hereby appoints john leonard, m.d., edward j. Dulac iii and james basta, j.d., as proxies, each with the power to act without the other and appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of intellia therapeutics, inc. That the undersigned is entitled to vote at the annual meeting of stockholders to be held online at www.virtualshareholdermeeting.com/ntla2025 on wednesday, june 11, 2025 at 9:00 am, edt and at any adjournment or postponement thereof. Receipt of the notice of the 2025 annual meeting of stockholders, proxy statement and 2024 annual report is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations. Continued and to be signed on reverse side